EXHIBIT 4.1

                         COMCERTZ ABS TRUST CERTIFICATES

                               STANDARD TERMS FOR

                                TRUST AGREEMENTS

                U.S. Bank Trust National Association, as Trustee
                     Comcertz ABS Corporation, as Depositor

      These Standard Terms for Trust Agreements, dated [*] ("Standard Terms"), may be incorporated by reference in one or more Trust Agreements, each of which together with such incorporated Standard Terms shall constitute a Trust Agreement (each a "Trust Agreement") relating to a particular series of Comcertz ABS Trust Certificates described in the Prospectus dated [*] and the applicable Prospectus Supplement. Any such Trust Agreement may be in the form of Exhibit A hereto or such other form as Comcertz ABS Corporation (the "Depositor") and the Trustee may approve, such approval to be evidenced by their execution thereof. All terms defined herein shall have meanings solely with respect to the particular Trust Agreement in which these Standard Terms are incorporated. Incorporation of these Standard Terms into a Trust Agreement is for convenience only to avoid the necessity of physically including the Standard Terms in such Trust Agreement, and each trust created by a Trust Agreement shall be a legally separate and distinct trust from any other trust created by any other Trust Agreement into which these Standard Terms may also be incorporated. These Standard Terms shall by themselves be of no force and effect, and shall only have effect as and to the extent incorporated by reference in a Trust Agreement. Execution hereof by the Trustee and the Depositor is for purposes of identification only and the absence of such execution shall not affect the validity of any Trust Agreement or these Standard Terms to the extent incorporated therein. The Trust Agreement into which these Standard Terms are incorporated by reference, including the Terms Schedule attached thereto and made a part thereof and these Standard Terms so incorporated by reference therein, as amended, modified or supplemented from time to time, shall together constitute a single Trust Agreement and are referred to herein as the "Trust Agreement." In the event of a conflict between any Trust Agreement, including the Terms Schedule attached thereto, and these Standard Terms, the Trust Agreement shall control.

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

      Section 1.01. Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of these Standard Terms:

      "Account": As defined in Section 3.06.

      "Affected Underlying Securities": With respect to any Liquidation Event, the Underlying Securities affected by an Underlying Security Default, Disqualified Underlying Securities, or Underlying Securities related to a Disqualified Transaction.

      "Affected Transaction": As defined in the Swap Agreement.

      "Affiliate": With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Alternative Non-Plan ERISA Restrictions": The restrictions on transfer of Certificates set forth in Section 5.11(d)(1).

      "Authenticating Agent": As defined in Section 5.10.

      "Available Funds": With respect to any Distribution Date, (i) all amounts received by the Trustee on or with respect to the Underlying Securities or other Trust Property plus (ii) all investment income from Permitted Investments plus
(iii) all Swap Amounts, if any, paid to the Trustee by the Swap Counterparty pursuant to the Swap Agreement, or by the Swap Guarantor pursuant to the Swap Guarantee, minus (iv) all amounts paid or payable to the Swap Counterparty by the Trustee pursuant to the Swap Agreement, minus (v) any amounts reimbursable to the Trustee under Section 10.02(ix), in each case on deposit in the Certificate Account, and available for distribution, on such Distribution Date.

      "Base Rate": LIBOR, Commercial Paper Rate, Treasury Rate, Federal Funds Rate, CD Rate or such other Base Rate specified in the Terms Schedule.

      "Benefit Plan": The meaning specified in Section 5.11(d).

      "Book-Entry Certificate": A Certificate represented by a Global Security.

      "Business Day": As specified in the Terms Schedule.

      "Calculation Agent": As specified in the Terms Schedule, if any.

      "Call Date": As defined in Section 5.13.

      "Call Option": As specified in the Terms Schedule.

      "Call Price": As defined in Section 5.13.

      "Callable Series": A Series so designated in the Terms Schedule which grants one or more specified persons the right to purchase all or a portion of the Certificates of any given Series.

      "CD Rate": For each Interest Reset Period, the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the Terms Schedule as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the Terms Schedule as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the Terms Schedule in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

      "CD Rate Calculation Date": With respect to any CD Rate Determination Date, the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

      "CD Rate Certificates": Floating Rate Certificates with a Base Rate equal to CD Rate.

      "Clearstream, Luxembourg": Clearstream Banking, societe anonyme.

      "Certificate": A certificate in the form attached as Exhibit B, evidencing a Registered Certificate.

      "Certificate Account": As defined in Section 3.05.

      "Certificate Event of Default": Any "Event of Default" applicable to the Certificates as specified in the Terms Schedule.

      "Certificate Principal Balance": With respect to a Certificate that is Outstanding, as determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to principal payments on the Underlying Securities.

      "Certificate Register" and "Certificate Registrar": As respectively defined in Section 5.03.

      "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register on the applicable Record Date.

      "Certificates": The securities authorized by, and authenticated and delivered under, the Trust Agreement and evidenced by a certificate in the form or forms attached hereto as Exhibit B.

      "Composite Quotations": The daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

      "Class": A separately denominated class of the Certificates of any Series, entitled to specified distributions of the Trust Property.

      "Code": The Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

      "Commercial Paper Rate": For each Interest Reset Period, a rate determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and equal to the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the Terms Schedule, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

      "Commercial Paper Rate Calculation Date": With respect to any Commercial Paper Rate Determination Date, the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

      "Commercial Paper Rate Certificates": Floating Rate Certificates with a Base Rate equal to Commercial Paper Rate.

      "Commission": The Securities and Exchange Commission, or any successor agency.

      "Concentrated Underlying Security": Any Underlying Security that on the Original Issue Date constitutes 10% or more of the total Underlying Securities held by the Trust with respect to a Series of Certificates.

      "Corporate Trust Office": The Trustee's offices at [*], or such other addresses as the Trustee may designate from time to time by notice to the Holders, the Depositor, the Swap Counterparty and the Swap Guarantor.

         "Credit Support": With respect to any Series (or any Class within such Series), any combination of insurance policies, letters of credit, financial guaranty, surety bond, credit swap, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Trust Property, which in each case is specified as such in the applicable Terms Schedule.

         "Credit Support Provider": With respect to any Series (or any Class within such Series), the bank, financial guarantor, surety company or other financial institution issuing a letter of credit, financial guaranty, surety bond, credit swap or other instrument that serves as Credit Support with respect to such Series or Class, which in each case is specified as such in the applicable Terms Schedule.

      "Currency": Dollars or Foreign Currency.

      "Definitive Registered Certificate": A Registered Certificate in definitive, certificated form without coupons attached.

      "Deposited Assets": Collectively, the Underlying Securities, the Swap Agreement, if any, the Credit Support, if any, Permitted Investments, if any, and any other assets deposited with the Trust.

      "Deposited Asset Provider": The relevant person who sold the applicable Deposited Assets to the Depositor.

      "Depositary": DTC or, if so provided in the Terms Schedule, Euroclear or Clearstream, Luxembourg; or another depositary specified in the Terms Schedule.

      "Depositor": Comcertz ABS Corporation, a Delaware corporation, and any of its successors or assigns.

      "Depositor Order" or "Depositor Requests": A written order or request, respectively, signed in the name of the Depositor by any of its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

      "Determination Date": A date which is specified in the Terms Schedule and on which the amount of distributions allocable to the Certificates shall be determined.

      "Disqualified Credit Support": Any Credit Support with respect to which
(i) the related Credit Support Provider ceases to be an Eligible Issuer and no means of replacing such Credit Support Provider or otherwise satisfying the Depositor's reporting obligations under the Exchange Act regarding the related Credit Support is described in the Terms Schedule; (ii) whether or not the Credit Support Provider was initially an Eligible Issuer, it becomes impossible or impractical for the Depositor to satisfy its reporting obligations under the Exchange Act regarding the related Credit Support. For purposes of the foregoing, a Credit Support Provider which is fully guaranteed by a guarantor who is an Eligible Issuer will be considered an Eligible Issuer.

      "Disqualified Transaction": Any Transaction under a Swap Agreement with respect to which (i) the Swap Counterparty ceases to be an Eligible Issuer and no means of replacing such Swap Counterparty or otherwise satisfying the Depositor's reporting obligations under the Exchange Act regarding such Transaction is described in the Terms Schedule; (ii) whether or not the related Swap Counterparty was initially an Eligible Issuer, it becomes impossible or impractical for the Depositor to satisfy its reporting obligations under the Exchange Act regarding such Transaction; or (iii) that is a credit swap transaction with respect to which the Reference Security is a Disqualified Underlying Security. For purposes of the foregoing, a Swap Counterparty which is fully guaranteed by a guarantor who is an Eligible Issuer will be considered an Eligible Issuer.

      "Disqualified Underlying Security": Any (i) Concentrated Underlying Security, the issuer of which ceases to be an Eligible Issuer or (ii) any Underlying Security other than a Concentrated Underlying Security, the issuer of which ceases to be an Eligible Issuer or a Reporting Issuer, in each case where no additional means of providing current information regarding such Underlying Security Issuer is described in the Terms Schedule. For purposes of the foregoing, an Underlying Security Issuer which is fully guaranteed by a guarantor who is an Eligible Issuer will be considered an Eligible Issuer.

      "Distribution Date": As specified in the Terms Schedule.

      "Dollar" or "$" or "USD": Such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

      "DTC": The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York, its successors and assigns.

      "Early Termination Date": As defined in the Swap Agreement.

      "Eligible Account": A non-interest bearing account, held in either the United States or the United Kingdom, in the name of the Trustee for the benefit of the Trust that is a segregated account or segregated accounts maintained with a Federal or State chartered depositary institution or trust company (which may be the Trustee) the short-term and long-term unsecured debt obligations of which (or, in the case of a depositary institution or trust company that is the principal subsidiary of a holding company, the short-term and long-term unsecured debt obligations of such holding company) are rated P-i and Aaa by Moody's, A-1+ and AAA by S&P, and, if rated by Fitch, F-1+ and AAA by Fitch at the time any amounts are held on deposit therein including when such amounts are initially deposited and all times subsequent.

      "Eligible Issuer": (i) the United States government, (ii) any corporation, limited partnership, trust, limited liability company or other organization, banking organization or insurance company, in each case which meets the market capitalization and other requirements for a primary issuance of common stock on Form S-3 under the Securities Act and is subject to the informational requirements of the Exchange Act, and which, in accordance therewith, files reports and other information with the Securities and Exchange Commission (or another applicable agency pursuant to Section 12(i) of the Exchange Act) or
(iii) the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government sponsored enterprise that has a comparable market capitalization and which makes information publicly available comparable to that of Exchange Act reporting companies.

      "ERISA": The Employee Retirement Income Underlying Security Act of 1974, as amended, including any successor or amendatory statutes.

      "ERISA Benefit Plan": As specified in Section 5.11(d).

      "Euro": As defined in Section 5.08.

      "Euroclear": Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

      ["Excess Expense Event"]: As defined in Section 9.05(a).

      "Exchange Act": The Securities Exchange Act of 1934, as amended.

      "Exchangeable Series": A series of Certificates that permit the Holders thereof to exchange the Certificates pursuant to an Optional Exchange.

      "Exchange Rate Agent": Unless otherwise specified in the Terms Schedule, [*] or an Affiliate or agent of [*] designated by [*].

      "Executive Officer": With respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of such corporation; with respect to any partnership, any general partner thereof.

      "Extraordinary Trust Expense": As defined in Section 10.05(b).

      "Federal Funds Rate": For each Interest Reset Period, the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset

Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). Unless otherwise specified in the Terms Schedule, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

      "Federal Funds Rate Calculation Date": With respect to any Federal Funds Rate Determination Date, the next succeeding Business Day.

      "Federal Funds Rate Certificates": Floating Rate Certificates with a Base Rate equal to Federal Funds Rate.

      "Fitch": Fitch Ratings.

      "Fixed Pass-Through Rate": A fixed Pass-Through Rate specified in the Terms Schedule.

      "Fixed Rate Certificates": Certificates with a Fixed Pass-Through Rate.

      "Floating Rate Certificates": Certificates with a Variable Pass-Through Rate.

      "Foreign Currency": A currency issued by the government of any country other than the United States or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

      "Global Security": A Certificate in global form issued to the Depositary and (in the case of a Registered Certificate) registered in the name of the Depositary or its nominee.

      "H.15(519)": The publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publications, published by the Board of Governors of the Federal Reserve System.

      "Independent": When used with respect to any specified Person means that the Person (1) is in fact independent of the Depositor, the Swap Counterparty and the Swap Guarantor and of any Affiliate of any of the foregoing Persons, (2) does not have any direct or indirect financial interest in the Depositor, the Swap Counterparty or the Swap Guarantor, or in any Affiliate of any of the foregoing Persons which is material with respect to such Person and (3) is not connected with the Depositor, the Swap Counterparty or the Swap Guarantor, as an officer, employee, promoter, partner, director or person performing similar functions.

      "Index Maturity": The period of maturity of the instrument or obligation from which the Base Rate is calculated specified in the Terms Schedule.

      "Initial Pass-Through Rate": Rate applicable to the Certificates from its Original Issue Date to the first Interest Reset Date as set forth on the face thereof, the Terms Schedule.

      "Initial Swap Rate Accrual Period": The period from and including the Original Issue Date to but excluding the next Swap Payment Date.

      "Initial Underlying Security Accrual Period": The period from and including the Original Issue Date to but excluding the next Underlying Security Payment Date.

      "Insolvency Law": As defined in Section 10.14.

      "Investment Company Act": The United States Investment Company Act of 1940, as amended, and applicable rules thereunder.

      "LIBOR": Unless otherwise specified in the Terms Schedule, a rate determined for each Interest Reset Period by the Calculation Agent for any LIBOR Certificate as follows:

      (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the Terms Schedule, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBOR Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBOR Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

      (ii) If fewer than two offered rates appear on the Reuters Screen LIBOR Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the Terms Schedule will set forth the method for determining such rate.

      "LIBOR Certificates": Floating Rate Certificates with a Base Rate equal to LIBOR.

      "Liquidation Event": Any of the events described in Section 9.02.

      "Maximum Reimbursable Amount": As specified in the Terms Schedule (or any other amount specified by the party agreeing to indemnify the Trustee).

      "Money Market Yield": A yield calculated in accordance with the following formula:

                                                D x 360 x 100
                        Mondy Market yield = --------------------
                                                360 - (D x M)

      where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

      "Moody's": Moody's Investors Service, Inc.

      "Notional Amount": A notional amount specified in the Terms Schedule with respect to any Class of Certificates with respect to which distributions of interest or other distributions are determined but which does not represent a Certificate Principal Balance.

      "Officers' Certificate": A certificate signed by any one (or, if specified in the Trust Agreement, more than one) Executive Officer of the applicable Person, and delivered to the Trustee.

      "Opinion of Counsel": A written opinion of counsel, who may, except as otherwise expressly provided in the Trust Agreement, be counsel for the Depositor, acceptable to the Trustee.

      "Optional Exchange": An exchange of Certificates for the Underlying Securities in accordance with Section 5.12.

      "Optional Exchange Date": As defined in Section 5.12.

      "Original Issue Date": As specified in the Terms Schedule.

      "Outstanding": As of any date of determination, all Certificates theretofore authenticated and delivered under the Trust Agreement, except:

      (i) Certificates theretofore canceled by the Certificate Registrar or delivered to the Trustee for cancellation; and

      (ii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to the Trust Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser in whose hands such Certificates represent interests in the Trust.

      "Pass-Through Rate": The Fixed Pass-Through Rate or Variable Pass-Through Rate applicable to the Certificates as specified in the Terms Schedule.

      "Paying Agent": As defined in Section 5.09.

      "Permitted Investments": All investments made by the Trustee pursuant to
Section 3.06 shall be made in any one or more of the following; provided, however, that the total return specified by the terms of each such obligation or security is at least equal to the purchase price thereof; and provided, further, that each such obligation or security shall be held in the name of the Trustee on behalf of the Trust; and provided, further, that such obligation or security shall be in the same currency as the currency of the Certificates:

      (i) direct obligations of, and obligations fully guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are explicitly backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System shall be Permitted Investments only if, at the time, and during the course, of investment, it has at least the credit rating of P-1 or Aaa by Moody's, A-1+ or AAA by S&P, and, if rated by Fitch, F-1+ or AAA by Fitch;

      (ii) demand and time deposits in, certificates of deposit of, or banker's acceptances issued by any depositary institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depositary institution or trust company at the time of, and during the course of, such investment or contractual commitment providing for such investment have at least the credit rating of P-1 or Aaa by Moody's, A-l+ or AAA by S&P, and, if rated by Fitch, F-1+ or AAA by Fitch (or, in the case of a depositary institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company have a credit rating of P-i or Aaa by Moody's, A-1+ or AAA by S&P, and, if rated by Fitch, F-l+ or AAA by Fitch;

      (iii) commercial paper having a maturity of not more than 180 days and having at the time, and during the course, of such investment at least the credit rating of P-1 by Moody's, A-1+ by S&P, and, if rated by Fitch, F-l+ by Fitch; and (iv) repurchase agreements with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States with an entity having the credit rating of P-1 or Aaa by Moody's, A-1+ or AAA by S&P, and, if rated by Fitch, F-1+ or AAA by Fitch. Copies of any repurchase agreement entered into will be delivered to the Rating Agencies, if any.

      In no event shall a Permitted Investment at any time constitute (a) a swap agreement as defined in the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq., (b) an interest-only or principal-only security or (c) a liability of the Trust in excess of the principal amount invested by the Trustee. Permitted Investments shall include, without limitation, those investments for which the Trustee or an Affiliate of the Trustee provides services.

      "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

      "Predecessor Certificate": With respect to any particular Certificate, every previous Certificate evidencing all or a portion of the same interest as that evidenced by such particular Certificate; and, for the purpose of this definition, any Certificate authenticated and delivered under Section 5.04 in lieu of a lost, destroyed or stolen Certificate shall be deemed to evidence the same interest as the lost, destroyed or stolen Certificate.

      "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

      "Rating Agencies": As specified in the Terms Schedule.

      "Rating Agency Condition": With respect to any specified action or determination, receipt by the Trustee of a confirmation from each Rating Agency then rating the Certificates that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the Certificates.

      "Realized Losses": Losses attributable to principal, premium (if any) and interest realized on an Underlying Security.

      "Record Date": As specified in the Terms Schedule.

      "Redenomination Date": As defined in Section 5.08.

      "Reference Security": As specified in the Terms Schedule.

      "Registered Certificate": Any Certificate in registered form ownership of which is evidenced by the Certificate Register.

      "Reporting Issuer": A domestic corporation, limited partnership, trust, limited liability company or other domestic organization, domestic banking organization or domestic insurance company which is subject to the information requirements of the Exchange Act and which, in accordance therewith, files reports and other information with the Securities and Exchange Commission (or another applicable agency pursuant to Section 12(1) of the Exchange Act).

      "Required Percentage": With respect to any matter requiring a vote of Holders of Certificates, the specified percentage (computed on the basis of Outstanding Certificate Principal Balance or Notional Amount, as applicable) of certificates of a designated class or group of classes within such series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the Terms Schedule.

      "Responsible Officer": With respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Retained Interest": If applicable, with respect to any Underlying Security or other Trust Property, an ownership interest therein and a right to a portion of the payments thereon by the obligor thereof, as specified in the Terms Schedule, held by the Person so specified in such Terms Schedule.

      "S&P": Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc.

      "Scheduled Final Distribution Date": As specified in the Terms Schedule.

      "Securities Act": The Securities Act of 1933, as amended.

      "Selling Agent": Unless otherwise specified in the Terms Schedule, Commerzbank Capital Markets Corp. or any Affiliate of the foregoing designated by it.

      "Series": All of the Certificates issued by a particular Trust.

      "Special Depositor Wind-up Event": As defined in Section 9.06.

      "Specified Currency": Unless otherwise specified in the Terms Schedule, United States Dollars.

      "State": Any one of the 50 states of the United States or the District of Columbia.

      "Strip Certificates": Certificates entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

      "Swap Agreement": The ISDA Master Agreement (including the Schedule thereto and Confirmation or Confirmations thereunder and any ISDA Credit Support Annex forming a part thereof), if any, to which the Trust is a party identified in the Terms Schedule. In the event that the Trust shall enter into more than one ISDA Master Agreement, "Swap Agreement" shall mean each such ISDA Master Agreement specified in the Terms Schedule.

      "Swap Amount": With respect to each Swap Payment Date, an amount, payable by, or on behalf of, the Swap Counterparty, equal to the accrued interest or other payment obligation calculated with reference to the Swap Notional Amount for the immediately preceding Swap Rate Accrual Period at the Swap Rate.

      "Swap Calculation Agent": The "Calculation Agent" as defined in the Swap Agreement.

      "Swap Counterparty": [Commerzbank AG], unless another Person is identified in the Terms Schedule as the counterparty of the Trust under the Swap Agreement; unless a successor Person shall have become the Swap Counterparty pursuant to the applicable terms of the Swap Agreement, whether by assignment or otherwise, and thereafter "Swap Counterparty" shall mean such Person. In the event that the Trust shall enter into more than one Swap Agreement, "Swap Counterparty" shall mean each counterparty of the Trust specified in the Terms Schedule.

      "Swap Default": The occurrence of an "Event of Default" (as defined in the Swap Agreement) under the Swap Agreement.

      "Swap Guarantee": The guarantee (if any) identified in the Terms Schedule of the obligations of the Swap Counterparty under the Swap Agreement. If the Terms Schedule does not specify a swap guarantee, references to the Swap Guarantee and the Swap Guarantor herein shall be deemed deleted.

      "Swap Guarantor": The guarantor who issues and is identified in the Swap Guarantee (if a Swap Guarantee is identified in the Terms Schedule), and, if a successor Person shall have become the Swap Guarantor pursuant to the Swap Guarantee, "Swap Guarantor" shall mean such successor Person.

      "Swap Notional Amount": As specified in the Terms Schedule.

      "Swap Payment Date": As specified in the Terms Schedule.

      "Swap Rate": As specified in the Terms Schedule.

      "Swap Rate Accrual Period": The Initial Swap Rate Accrual Period and each period from and including a Swap Payment Date to but excluding the next succeeding Swap Payment Date.

      "Termination Event": As defined in the Swap Agreement.

      "Termination Payment": Any amounts payable under the Swap Agreement in accordance with its terms, whether to or by the Trust, as the case may be, in consequence of an early termination of one or more Transactions under the Swap Agreement.

      "Terms Schedule": The schedule or schedules (which may be in the form of Schedules I, II and III attached to Exhibit A hereto) which contains information with respect to the particular terms of the Certificates, as well as the Swap Agreement, the Underlying Securities and any other Trust Property.

      "TIA": The Trust Indenture Act of 1939, as amended.

      "Transaction": As defined in the Swap Agreement.

      "Transfer": To sell, convey, assign, transfer, create, grant a lien upon and a security interest in and right of setoff against, deposit, set over, contribute and confirm to the Trustee pursuant to the Trust Agreement; and the terms "Transferred" and "Transferring" have the meanings correlative to the foregoing. A Transfer of any Underlying Securities or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Transferring party thereunder, including the first priority and continuing right to claim for, collect, receive and give receipt for principal, premium, if any, and interest payments in respect of such Underlying Securities and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Transferring party or otherwise, and generally to do and receive anything that the Transferring party is or may be entitled to do or receive thereunder or with respect thereto.

      "Treasury Rate": For each Interest Reset Period, the rate for the auction held on the Treasury Rate Determination Date for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the Terms Schedule, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

      "Treasury Rate Calculation Date": With respect to any Treasury Rate Determination Date, the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

      "Treasury Rate Certificates": Floating Rate Certificates with a Base Rate equal to Treasury Rate.

      "Treasury Rate Determination Date": With respect to any Interest Reset Period, the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the Terms Schedule, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

      "Treaty": As defined in Section 5.08.

      "Trigger Amount": As specified in the Terms Schedule.

      "Trust": The trust created by the Trust Agreement.

      "Trust Administrator": As defined in Section 3.09.

      "Trust Administrator Termination Events": Unless otherwise specified in the Terms Schedule, the occurrence of any of the following:

      (i) any failure by a trust administrator to remit to the trustee any funds in respect of collections on the Underlying Securities and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Trust Administrator by the Trustee or the Depositor, or to the Trust Administrator, the Depositor and the Trustee by the Holders of such Certificates evidencing not less than 25% of the Voting Rights;

      (ii) any failure by a Trust Administrator duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Trust Administrator by the Trustee or the Depositor, or to the Trust Administrator, the Depositor and the Trustee by the Holders evidencing not less than 25% of the Voting Rights; and

      (iii) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of a Trust Administrator indicating its insolvency or inability to pay its obligations.

      "Trust Agreement": As defined in the preamble hereto.

      "Trust Property": As defined in Section 3.01.

      "Trust Wind-up Event": As defined in Section 9.01.

      "Trustee": U.S. Bank Trust National Association, or any co-trustee appointed pursuant to Section 10.10, until a successor Person shall have become the Trustee pursuant to the applicable terms of the Trust Agreement, and thereafter "Trustee" shall mean such successor Person.

      "Trustee Fee Letter": A letter agreement between the Trustee and the Depositor dated on or before the Original Issue Date setting forth the fees and expenses of the Trust and the Trustee which are subject to reimbursement by the Depositor.

      "Trustee Fees": The amount or amounts set forth in the Trustee Fee Letter.

      "UCC": The Uniform Commercial Code as in effect in the relevant jurisdiction or, with respect to the State of Louisiana, the equivalent body of statutory and common law.

      "Underlying Securities": As specified in the Terms Schedule.

      "Underlying Security Accrual Period": The Initial Underlying Security Accrual Period and each period from and including an Underlying Security Payment Date to but excluding the next succeeding Underlying Security Payment Date.

      "Underlying Security Amount": With respect to each Underlying Security Payment Date, an amount equal to the accrued interest and/or other payment obligation calculated with reference to the applicable Underlying Security for the immediately preceding applicable Underlying Security Accrual Period at the applicable Underlying Security Rate.

      "Underlying Security Default": Unless otherwise specified in the Terms Schedule, (i) the failure to pay an installment of principal of, or any amount of interest due on, the Underlying Securities after the due date, and after the expiration of any applicable grace period or cure period (provided, however, that, if a Credit Support exists, then failure to pay may be modified in the Terms Schedule) and (ii) the occurrence of any event of default relating to bankruptcy or insolvency of the Underlying Security Issuer under the Underlying Securities and/or the Underlying Security Indenture, as applicable. An Underlying Security Default will be deemed to have occurred for all purposes of the Trust Agreement notwithstanding any subsequent payment (after the default and after any applicable grace period) of such overdue principal or interest.

      "Underlying Security Indenture": The indenture, fiscal agency agreement, or other agreement with respect to an Underlying Security which sets forth the covenants and agreements of the Underlying Security Issuer in connection with issuance of the Underlying Security.

      "Underlying Security Issuer": As specified in the Terms Schedule.

      "Underlying Security Payment Date": As specified in the Terms Schedule.

      "Underlying Security Rate": As specified in the Terms Schedule.

      "Underlying Security Trustee": As specified in the Terms Schedule, if applicable.

      "Underwriter": Each Person acting as underwriter, dealer, placement agent or any similar capacity in connection with the initial distribution of the Certificates.

      "Underwriting Agreement": The agreement between each Underwriter and the Trust relating to the distribution of the Certificates.

      "United States": The United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

      "U.S. Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. persons have the authority to control all of the trust's substantial decisions.

      "Variable Pass-Through Rate": A variable Pass-Through Rate calculated by reference to a Base Rate specified in the Terms Schedule.

      "Voting Rights": With respect to any Certificate, the portion of the voting rights of all the Certificates allocated in the manner described in the Terms Schedule.

      Certain additional defined terms have the meanings assigned thereto in other terms hereof.

      Section 1.02. Rules of Construction. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

                  (iii) "or" is not exclusive;

                  (iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to the Trust Agreement as a whole and not to any particular Article, section or other subdivision;

                  (v) "including" means including without limitations; and (vi) words in the singular include the plural and words in the plural include the singular.

      Section 1.03. Article and Section References. All article and section references used in the Trust Agreement, unless otherwise provided, are to articles and sections in the Trust Agreement. Any reference to "this Section" appearing within a particular paragraph of a section is a reference to such section as a whole.

                                   ARTICLE II

    DECLARATION OF TRUST; ENTRY INTO SWAP AGREEMENT; ISSUANCE OF CERTIFICATES

      Section 2.01. Creation and Declaration of Trust; Assignment of Underlying Securities.

            (a) The Depositor, concurrently with the execution and delivery of the Trust Agreement, Transfers to the Trustee, on behalf and for the benefit of the Holders and without recourse, all the right, title and interest of the Depositor, including any security interest therein, in, to and under (i) the Underlying Securities, (ii) the Certificate Account, including all income from the investment of funds in the Certificate Account, (iii) all payments on or under and all proceeds of any of the foregoing (including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, causes of action, rights to payment of any and every kind and other forms of obligations, receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing) and (iv) all other assets included or to be included in the Trust Property; in each case except for any specified Retained Interest.

            (b) In connection with the Transfer referred to in the preceding paragraph, the Depositor shall, not later than the Original Issue Date, (i) deposit the Underlying Securities with the Trustee by physical delivery of such Underlying Securities, duly endorsed, to the Trustee or cause the Underlying Securities to be registered by book-entry in the name of the Trustee provided that the book-entry depositary will be an agency of the United States, DTC or another book-entry institution acceptable to the Depositor and (ii) with respect to each such Underlying Security, deliver or cause to be delivered to the Trustee all documents necessary to transfer such Underlying Security to the Trustee.

            (c) The Guarantor shall deliver the Swap Guarantee to the Trustee for the benefit of the Holders.

            (d) The Transfer of the Underlying Securities by the Depositor accomplished by the Trust Agreement is absolute (other than with respect to any Retained Interest) and is intended by the parties thereto as a sale as further provided in Section 3.04.

      Section 2.02. Entry into Swap Agreement and Underwriting Agreement. If so specified in the Terms Schedule, concurrently with the execution of the Trust Agreement, the Trust shall (i) execute and deliver the Swap Agreement and each Transaction thereunder, if any, (ii) accept the Swap Guarantee, if any, and
(iii) enter into any Underwriting Agreement with each Underwriter. It shall be a condition to the effectiveness of the Trust Agreement that the Swap Agreement be effective as of the date of the Trust Agreement. The Trustee shall, on behalf of the Trust, perform the obligations of the Trust under the Swap Agreement in accordance with its terms and shall make demands under the Swap Guarantee immediately upon obtaining notice of a payment default under the Swap Agreement by the Swap Counterparty. The Trustee and the Depositor agree, and each Holder by acquiring its Certificates shall be deemed to agree, that the Swap Agreement does not represent an ownership interest in the Trust or its assets and that none of them shall treat the Swap Agreement as an ownership interest for the Trust for any purpose. Except as expressly set forth in this Trust Agreement and in the Swap Agreement, the receipt by the Trustee of the Underlying Securities and the execution by the Trustee of the Swap Agreement shall not constitute and is not intended to result in an assumption by the Trustee or any Holder of any obligation of the issuer of the Underlying Securities or the Swap Counterparty or any other Person in connection with the Underlying Securities or the Swap Agreement or under any agreements or instruments relating to any of them.

      Section 2.03. Acceptance by Trustee. The Trustee will acknowledge receipt by it of (i) the Underlying Securities and the related documents referred to in
Section 2.01, now existing or hereafter acquired, (ii) the Swap Agreement, (ii) the Swap Guarantee and (iv) the documents specified in the Swap Agreement (in
Part 3 of the Schedule to the Master Agreement), and declares that it will hold such assets and all other assets comprising the Trust Property in trust, for the exclusive use and benefit of all present and future Holders and for the purposes and subject to the terms and conditions set forth in the Trust Agreement, including the Trustee's obligations, as and when they may arise, (I) to pay any amount due from the Trust under the Swap Agreement, which obligations shall be and hereby are designated to be secured, under the terms of the Swap Agreement, by a pledge of all of the Trust Property, (II) to pay Extraordinary Trust Expenses and (III) to make distributions to the Holders in accordance with
Section 4.01.

      Section 2.04. Representations and Warranties of the Depositor. The Depositor represents and warrants to the Trustee that as of the Original Issue Date or as of such other date otherwise specifically provided in the Trust
Agreement:

                  (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) to the Depositor's knowledge after the inquiry, there are not any liens or encumbrances on the Underlying Securities immediately prior to the time of Transfer except those created by the Trust Agreement;

                  (iii) the execution and delivery of the Trust Agreement by the Depositor and its performance of and compliance with the terms thereof will not violate the Depositor's articles of incorporation or By-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor or any of its assets is bound;

                  (iv) to the Depositor's knowledge after due inquiry, the Depositor has the full power and authority to enter into and consummate all transactions contemplated by the Trust Agreement, has duly authorized the execution, delivery and performance of the Trust Agreement and has duly executed and delivered the Trust Agreement. The Trust Agreement, upon its execution and delivery by the Depositor and assuming due authorization, execution and delivery by the Trustee, will constitute a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

                  (v) to the Depositor's knowledge after due inquiry, the Depositor is not in violation, and the execution and delivery of the Trust Agreement by the Depositor and its performance and compliance with the terms of the Trust Agreement will not constitute a violation, of any order decree of any court or any order or regulation of any Federal, State, municipal or governmental agency having jurisdiction over the Depositor or its properties, which violation would reasonably be expected to have a material and adverse effect on the duties and obligations of the Depositor under the Trust Agreement.

      It is understood and agreed that the representations and warranties of the Depositor set forth in this Section shall survive delivery of the respective documents to the Trustee and shall inure to the benefit of the Trustee on behalf of the Holders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Swap Guarantor, or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Holders, the party discovering such breach shall give prompt written notice thereof to the other parties.

      Section 2.05. Breach of Representation or Warranty. Upon the earlier of discovery by the Depositor or receipt of notice by the Depositor of a breach of any representation or warranty of the Depositor set forth in Section 2.04 that materially and adversely affects the rights of the Holders to receive distributions under the Trust Agreement when due and payable, the Depositor shall notify the Rating Agencies of such breach. The Depositor shall cure such breach in all material respects within ten Business Days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of such breach.

      Section 2.06. Agreement to Authenticate and Deliver Certificates. The Trustee agrees and acknowledges that it will, concurrently with the Transfer to and receipt by it of the Underlying Securities and the Swap Guarantee and delivery to it by the Depositor of the executed Trust Agreement and by the Swap Counterparty of the executed Swap Agreement, cause to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Underlying Securities and such other assets constituting the Trust Property, Certificates duly executed and authenticated by or on behalf of the Trustee in authorized denominations evidencing ownership of the entire Trust Property, all in accordance with the terms and subject to the conditions of Section 5.02.

                                   ARTICLE III

               TRUST POWERS; ADMINISTRATION OF THE TRUST PROPERTY

      Section 3.01. Trust Property. (a) The "Trust Property" with respect to a Trust will consist of: (i) the related Underlying Securities and all payments on or collections in respect of such Underlying Securities due after a specified "Cut-off Date" set forth in the Terms Schedule; (ii) all the Trustee's right, title and interest under any Swap Agreement and any related Swap Guarantee;
(iii) all the Trustee's right, title and interest in any related Credit Support, if any; (iv) all Permitted Investments and all funds from time to time deposited in certain segregated accounts held by the Trustee in trust and for the benefit of the Holders representing interests in such Trust; and (v) any other asset described in the Terms Schedule as constituting a portion of such Trust Property, in each case exclusive of any Retained Interest.

      (b) The Trust Property for a given Series of Certificates and the related Trust will not constitute Trust Property for any other Series of Certificates and the related Trust and the Certificates of each Class of a given Series possess an equal and ratable undivided ownership interest in such Trust Property. The Terms Schedule may, however, specify that certain assets constituting a part of the Trust Property relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Trust Property.

      Section 3.02. Administration of the Trust. (a) The Trustee shall administer the Trust Property for the benefit of the Holders. In engaging in such activities, the Trustee shall follow or cause to be followed collection procedures in accordance with the terms of the Trust Agreement, the Underlying Securities, the Swap Agreement, the indemnification offered by the Depositor pursuant to Section 10.05(b) and the Swap Guarantee. The duties of the Trustee shall be performed in accordance with applicable local, State and Federal law.

      (b) Subject to Article X, the Trustee is hereby authorized to perform, and from time to time hereafter, shall perform only those acts which are described in the Trust Agreement as obligations of the Trustee. Notwithstanding the generality of the foregoing, the Trustee is hereby specifically authorized to do the following on behalf of the Trust: to issue the certificates evidencing Certificates; to execute and deliver and perform its obligations and exercise its rights under the Swap Agreement; to establish and maintain the Certificate Account hereunder; to accept delivery of the Underlying Securities and the Swap Agreement; to pledge the assets of the Trust (including the Underlying Securities) to secure the obligations of the Trust including obligations under the Swap Agreement; to sell the Underlying Securities through the Selling Agent in accordance with Section 9.03; to make Permitted Investments pursuant to
Section 3.06; to liquidate the Trust pursuant to Article IX and to make distributions pursuant to Article IV.

      (c) Notwithstanding anything to the contrary herein, the Trust shall not engage in any business or activities other than receiving the Underlying Securities and any Credit Support or other Trust Property and entering into the Swap Agreement as provided herein, holding the Underlying Securities, the Swap Agreement and any Credit Support (or other Trust Property), issuing certificates evidencing Certificates, making Permitted Investments in accordance with Section
3.06 and performing its obligations hereunder and under the Swap Agreement; provided, however, that during its existence the Trust shall not engage in any business or activity which will cause it to be or become an open-end investment company, certificate investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, or to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

      (d) The Trustee shall not cause or permit the Trust to merger or consolidate with any other entity and shall not sell, assign, pledge or otherwise transfer the Underlying Securities, the Swap Agreement, any Credit Support or other Trust Property, or any interest of the Trust therein, to any Person or Persons, except to a successor trustee as provided in Section 10.07, through the Selling Agent in accordance with Section 9.03, in accordance with
Section 10.02(a)(x), as required under any Swap Agreement or as otherwise expressly permitted hereunder. This section shall not be construed to prohibit transfers of the Certificates.

      (e) The Trustee shall have the legal power to exercise all of the rights, powers and privileges of holders of the Underlying Securities in which the Certificates evidence an interest; provided, however, that the exercise of such powers shall be subject to the provisions of this Section 3.02, Article X and the other provisions hereof. However, neither the Trustee (except as specifically provided herein or in the TIA) nor the Depositor shall be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of Underlying Securities or Certificates.

      (f) Except for actions expressly authorized by the Trust Agreement, the Trustee shall not take actions reasonably likely to (nor fail to take actions, if such failure would be reasonably likely to) (i) impair the interests of the Trust in any Underlying Security, any Credit Support, the Swap Agreement or the Swap Guarantee (or any other Trust Property); (ii) impair the value of any Underlying Security, any Credit Support, the Swap Agreement or the Swap Guarantee (or any other Trust Property); (iii) alter the classification of a Trust for U.S. federal income tax purposes or (iv) cause or permit the Trust to merge or consolidate with any other party.

      (g) Except as expressly provided in the Trust Agreement, the Trustee shall have no power to vary the corpus of the Trust Property including by (i) accepting any substitute obligation or asset for an Underlying Security or any Credit Support, (ii) entering into any amendment or modification of the Swap Agreement or the Underlying Securities, (iii) accepting any substitute guarantee for the Swap Guarantee, (iv) adding any other investment, obligation or security to the Trust Property, (v) withdrawing from the Trust Property any Underlying Securities or Credit Support, (vi) terminating the Swap Agreement except in accordance with its terms or (vii) rejecting or otherwise failing to accept the continuing benefits of the Swap Guarantee.

      Section 3.03. Collection of Certain Underlying Security Payments. The Trustee shall make reasonable efforts to collect all payments required to be made pursuant to the terms of the Underlying Securities in a manner consistent with the terms of the Trust Agreement and such Underlying Securities.

      Section 3.04. Sale. The parties hereto agree and intend that the Transfer of Underlying Securities, the Swap Agreement and all proceeds of any of the foregoing shall be treated as a sale and purchase by the Trust and not a loan or a pledge to secure a loan. If for any reason such Transfer is deemed to be a loan or a pledge to secure a loan, the parties intend that the Trust Agreement shall be a security agreement pursuant to which there shall be deemed to have been granted to the Trustee a security interest in all right, title and interest in the Underlying Securities, the Swap Agreement and all proceeds of any of the Trust Property granted in favor of the Swap Counterparty pursuant to the Swap Agreement and to the obligation of the Trust to pay Extraordinary Trust Expenses. If the Trust terminates prior to the satisfaction of the claims of any Holder under any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Holder, subject to the prior security interest of the Swap Counterparty under the Swap Agreement and to the terms of the Trust Agreement.

      Section 3.05. Certificate Account. (a) The Trustee shall establish and maintain one or more Eligible Accounts (collectively, the "Certificate Account"), held in trust for the benefit of the Holders, subject to the security interest in all of the Trust Property granted in favor of the Swap Counterparty pursuant to the Swap Agreement and the obligation of the Trust to pay Extraordinary Trust Expenses. The Trustee, on behalf of the Holders, shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Account and in all proceeds thereof, subject to the security interest in all of the Trust Property granted in favor of the Swap Counterparty pursuant to the Swap Agreement and the obligation of the Trust to pay Extraordinary Trust Expenses. The Certificate Account shall be under the sole dominion and control of the Trustee. The Trustee shall deposit or cause to be deposited in the Certificate Account all amounts collected with respect to the Underlying Securities, Swap Agreement and the Swap Guarantee including:

                  (i) all payments received by the Trustee on account of principal of the Underlying Securities;

                  (ii) all payments received by the Trustee on account of interest (if any) on the Underlying Securities;

                  (iii) all payments received by the Trustee on account of premium (if any) on the Underlying Securities;

                  (iv) all Swap Amounts and all other payments, if any, received by the Trustee on account of the Swap Agreement;

                  (v) all payments under the Credit Support;

                  (vi) any payments under any other assets deposited with the Trust;

                  (vii) the Certificate Principal Balance, if applicable;

                  (viii) all payments received by the Trustee on account of the Swap Guarantee; and (vii) it is understood and agreed that payments in the nature of prepayment or redemption penalties, late payment charges or assumption fees which may be received by the Trustee shall be deposited by the Trustee in the Certificate Account and shall not be retained by the Trustee for its own account.

      If, at any time, a formerly Eligible Account no longer fulfills the definition of Eligible Account, the Trustee shall within five Business Days or by the next Distribution Date, whichever comes earlier, establish a new Certificate Account meeting the conditions specified above and transfer any cash and any investments on deposit in the Certificate Account to such new Certificate Account, and from the date such new Certificate Account is established, it shall be the Certificate Account.

            (b) The Trustee shall give notice to the Depositor and the Rating Agencies of the location of each Eligible Account constituting the Certificate Account prior to any change thereof.

      Section 3.06. Investment of Funds in the Accounts. The Depositor, on behalf of the Trust, may direct in writing the Trustee or any depositary institution maintaining the Certificate Account, if any, and any other segregated account the contents of which are held for the benefit of the Trust (each, an "Account") to invest the funds therein in one or more Permitted Investments bearing interest or sold at a discount, which shall be held to maturity unless payable on demand. If the Depositor does not provide any investment directions to the Trustee, then the Trustee shall invest funds held in any Account in the Permitted Investments specified in clause (i) of the definition thereof upon receipt of such funds. Such funds shall be invested in Permitted Investments that will mature at least one calendar day prior to the next Distribution Date; provided, however, that, unless otherwise specified in the Terms Schedule, the total number of obligors in respect of Permitted Investments, Underlying Securities, Swap Agreements, Credit Support and other Deposited Assets shall not exceed ten.

      Section 3.07. Retained Interest. The Retained Interest, if any, in any Underlying Security or other Trust Property shall initially be held by the Person so specified in the Terms Schedule and to the extent specified therein. The Retained Interest will be established on an asset-by-asset basis. With respect to each Underlying Security, unless otherwise specified in the Terms Schedule, the Retained Interest shall be deducted by the Trustee from applicable collections in respect of such Underlying Security or other Trust Property. Unless otherwise provided in the Terms Schedule, collections in respect of Retained Interest shall not be deposited in the Certificate Account and shall not constitute a part of the Trust, but shall instead be distributed to the holder of such Retained Interest; provided, however, that the Terms Schedule with respect to which there is a Retained Interest may provide that commingled amounts received in respect of Underlying Securities and the related Retained Interest may initially be deposited in separate and discrete accounts established by the Trustee. Unless otherwise provided in the applicable prospectus supplement and in the Terms Schedule, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Holders on a pari passu basis.

      Section 3.08. Access to Certain Documentation. The Trustee shall provide to any Federal, State or local regulatory authority that may exercise authority over the Depositor, the Swap Counterparty, the Swap Guarantor or any Holder access to the documentation regarding the Underlying Securities, the Swap Agreement and the Swap Guarantee required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Trustee designated by it. In addition, access to the documentation regarding the Underlying Securities, the Swap Agreement and the Swap Guarantee will be provided to the Depositor, the Swap Counterparty, the Swap Guarantor or any Holder upon reasonable request during normal business hours at the offices of the Trustee designated by it at the expense of the Person requesting such access.

      Section 3.09. Trust Administrator.

            (a) If specified in the Terms Schedule, the Trustee shall appoint a Trust Administrator for the Trust (the "Trust Administrator"). The entity serving as the Trust Administrator may be the Trustee, the Depositor, [Commerzbank Capital Markets Corp.], an affiliate of any of them, the Deposited Asset Provider or any third party and may have other normal business relationships with the trustee, Comcertz ABS Corporation, their affiliates or the Deposited Asset Provider. The Trust Administrator shall perform such duties, shall have such obligations and shall be entitled to such compensation each as is specified in the Terms Schedule and/or such other trust administrator agreement by and between the Trustee and the Trust Administrator.

            (b) If any document in respect of any of the Deposited Assets is found to be missing or defective in any material respect, the trustee (or such custodian) will immediately notify the Trust Administrator, if any, and Depositor, and the Trust Administrator, if any, and the trustee will immediately notify the relevant person who sold the applicable Deposited Asset to Depositor (a "Deposited Asset Provider"). If and to the extent specified in the applicable prospectus supplement and the Terms Schedule attached hereto, the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of notice, to repurchase the related Deposited Asset from the trustee at the

Purchase Price (as defined below) or provide a substitute for the Deposited Asset. The Trust Administrator, if any, or otherwise the trustee is obligated to use its best efforts to enforce such obligation, provided, however, that, neither such Trust Administrator nor Depositor will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. Unless otherwise specified in the applicable Prospectus Supplement and the Terms Schedule attached hereto, when applicable, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, or failure to provide, a constituent document.

            (c) The Trustee is not accountable for the use or application by or on behalf of any Trust Administrator of any funds paid to the Trust Administrator or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of the Trust Administrator.

            (d) The Trust Administrator may resign from its obligations and duties under the Trust Agreement with respect to any series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of Certificates of such series, or upon a determination that its duties under the Trust Agreement with respect to such series are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor has assumed the Trust Administrator's obligations and duties under the Trust Agreement with respect to such series.

            (e) Neither a Trust Administrator, the Depositor nor any director, officer, employee, or agent of the Trust Administrator or the Depositor will incur any liability to the related Trust or Holders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment; provided, however, that none of the Trust Administrator, the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The trust agreement will further provide that, unless otherwise provided in the Terms Schedule, a Trust Administrator, the Depositor and any director, officer, employee or agent of the Trust Administrator or the Depositor will be entitled to indemnification by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither a Trust Administrator nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability. Each of the Trust Administrator or the Depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder.

            (f) Any person into which a Trust Administrator may be merged or consolidated, or any person resulting from any merger or consolidation to which a Trust Administrator is a part, or any person succeeding to the business of a Trust Administrator, will be the successor of the Trust Administrator under the trust agreement with respect to the certificates of any given series.

      Section 3.10. Trust Administrator and Trustee Advances.

            (a) Either the Trust Administrator or Trustee may, to the extent of and pursuant to the Terms Schedule, and pursuant to this Section, but shall have no obligation to make advances with respect to collections on the Deposited Assets or in favor of the Holders.

            (b) Unless otherwise provided in the applicable Prospectus Supplement and the Terms Schedule, advances of a Trust Administrator's or Trustee's funds will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of credit support) for such series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any advance will be reimbursable from any amounts in the Certificate Account for the series to the extent that the Trust Administrator or Trustee shall determine, in its sole judgment, that the advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by the Trust Administrator or Trustee from excess funds in the Certificate Account for any series, the Trust Administrator or Trustee will replace the funds in such Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on such date. If so specified in the applicable Prospectus Supplement and the Terms Schedule, the obligations, if any, of a Trust Administrator or Trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the applicable Prospectus Supplement and the Terms Schedule.

      Section 3.11. Trust Administrator Termination Event Remedies. Unless otherwise specified in the applicable prospectus supplement and the Terms Schedule, so long as a Trust Administrator Termination Event under the trust agreement with respect to a given series of Certificates remains unremedied, the Depositor or the Trustee may, and at the direction of Holders of such Certificates evidencing not less than the Required Percentage of the Voting Rights, the Trustee will, terminate all the rights and obligations of the Trust Administrator under the trust agreement relating to the applicable trust and in and to the related Deposited Assets (other than any Retained Interest of such Trust Administrator). The Trustee will then succeed to all the responsibilities, duties and liabilities of the Trust Administrator under the trust agreement with respect to such series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable to act, it may or, at the written request of the Holders of such Certificates evidencing not less than the Required Percentage of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Trust Administrator under the trust agreement with respect to such series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such Trust Administrator under the trust agreement with respect to such series.

                                   ARTICLE IV

                 DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

      Section 4.01. Distributions. On each Distribution Date for the Certificates (including the Scheduled Final Distribution Date), the Trustee shall distribute the pro rata portion of the Available Funds in the Certificate Account allocable to each Holder, as further set forth in the Trust Agreement. Distributions allocable to principal, premium (if any) and interest on the Certificates will be made in the Specified Currency for such Certificates by or on behalf of the trustee on each Distribution Date as specified in the Terms Schedule and the amount of each distribution will be determined as of the close of business on the Determination Date.

      Section 4.02. Reports to Holders. (a) On each Distribution Date, the Trustee shall forward or cause to be forwarded to the Depositor, the Rating Agency, if any, and each Holder a statement setting forth:

                  (i) the amount of such distribution to Holders of such class allocable to principal of or interest or premium, if any, on the Certificates of such class; and the amount of aggregate unpaid interest as of such Distribution Date;

                  (ii) in the case of Certificates with a Variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the Terms Schedule;

                  (iii) the amount of compensation received by the Trust Administrator, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Trust Administrator, if any, or otherwise the Trustee deems necessary or desirable to enable Holders to prepare their tax returns;

                  (iv) if the Terms Schedule provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                  (v) the aggregate stated principal amount or, if applicable, notional amount of the Underlying Securities and the current interest rate thereon at the close of business on such Distribution Date;

                  (vi) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise;

                  (vii) as to any series (or class within such series) for which Credit Support has been obtained, the amount of coverage of each element of Credit Support included therein as of the close of business on such Distribution Date; and

                  (viii) any additional information relevant to the Holders as specified in the Terms Schedule.

            (b) In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the Trust Administrator and the Trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Trust Administrator or the Trustee, as provided in the applicable Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a Holder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the Trust Administrator and the Trustee, aggregated for such calendar year or the applicable portion thereof during which such person was a Holder. Such obligation of the Trust Administrator or the Trustee, as applicable, shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

            (c) At any time when the Trust is not subject to Section 13 or 15(d) of the Exchange Act, upon request to the Trustee by a Holder or a prospective purchaser from a Holder of the information required by Rule 144A(d)(4)(i) of the Securities Act, the Trustee shall promptly notify the Depositor of such request, and the Depositor shall promptly thereafter provide such information to the Trustee, and the Trustee shall furnish such information to such Holder or prospective purchaser, provided, that for purposes of this Section 4.02(c), the information required by Rule 144A(d)(4)(i) shall be as interpreted in Release No. 33-6862, Part D, i.e., basic, material information concerning the structure of the Trust, the Certificates and distributions in respect thereof, and the nature and performance of the Underlying Securities, the Swap Agreement and any other assets of the Trust.

            (d) The Trustee will deliver to Holders copies of all notices and communications it receives from each Underlying Security Issuer, including notice of any call of the Underlying Securities by the Underlying Security Issuer. The Trustee will also notify the Holders of any call of the Underlying Securities by a Swap Counterparty under the terms of a Swap Agreement.

            (e) If so specified in the Terms Schedule commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Trust Property during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Terms Schedule, which date shall not be more than one year after the related original issue date with respect to such Certificates) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

            (f) The Terms Schedule may also provide for delivery to the Depositor and the Trustee on behalf of the Holders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates. Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Holders without charge upon written request to the Trustee.

            (g) If the Terms Schedule provides the Certificates are subject to the right of one or more specified Persons to purchase all or a portion of the Certificates of a given Series (a "Call Option") and designates such Series a "Callable Series," then after receiving notice of the exercise of such a call right, the Trustee will provide notice thereof as provided in the Terms Schedule. The Trustee and the Depositor agree, and each Holder by acquiring its Certificates shall be deemed to agree, that the Call Option does not represent an ownership interest in the Trust or its assets and that none of them shall treat the Call Option as an ownership interest in the Trust for any purpose.

            (h) If required by TIA Section 313(a), within 60 days after December 31 of each year, the Trustee shall mail to (i) each Holder as required by TIA
Section 313(c) and (ii) the Depositor, a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). A copy of any report delivered pursuant to this Section 4.02(h) shall, at the time of its mailing to Holders and the Depositor, be filed by the Trustee with the Commission and each stock exchange, if any, on which the Certificates are listed. The Depositor shall notify the Trustee if and when the Certificates are listed on any stock exchange.

      Section 4.03. Calculation of Pass-Through Rates.

            (a) Unless otherwise specified in the Terms Schedule, the Pass-Through Rate applicable to the Certificates will be the equivalent rate applicable to payments received by the Trust under the Underlying Securities or any related Swap Agreement (as determined by the Swap Calculation Agent).

            (b) Unless otherwise specified in the Terms Schedule, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months. With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the Terms Schedule) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the Terms Schedule, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates.

            (c) If the Terms Schedule specifies a Calculation Agent, the Calculation Agent shall calculate the Pass-Through Rate applicable to the Certificates from time to time as specified in the Terms Schedule. All determinations of interest by the Calculation Agent hereunder shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Certificates. Each of the protections, releases, indemnities and other terms applicable to the Trustee under Section 10.01, 10.02, 10.03 and
10.05 shall apply to the Calculation Agent in connection with its actions as Calculation Agent for the Trust.

      Section 4.04. Compliance with Tax Reporting and Withholding Requirements. Unless otherwise specified in the Terms Schedule, the Trustee shall file or cause to be filed, within the time limits established by law, federal and state income tax returns and information statements as a grantor trust for each of Trust's taxable years. The Trust's taxable year shall be the calendar year. Notwithstanding any other provision of the Trust Agreement to the contrary, the Trustee shall comply with all Federal withholding requirements respecting distributions to, or receipts of amounts on behalf of, Holders and pursuant to the Swap Agreement that the Trustee reasonably believes are applicable under the Code. The consent of Holders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount distributions thereof to any Holder pursuant to Federal withholding requirements, the Trustee shall indicate in the statement required pursuant to
Section 4.02 the amount so withheld.

      Section 4.05. Preservation of Information, Communications to Holders.

            (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Trustee and the names and addresses of Holders received by the Trustee in its capacity as Certificate Registrar. The Trustee may destroy any list furnished to it as provided upon receipt of a new list.

            (b) Holders shall have the right to communicate pursuant to TIA
Section 312(b) with other Holders with respect to their rights under this Agreement or under the Certificates.

            (c) Irrespective of whether the TIA shall apply to this Agreement, the Depositor, the Trustee, the Paying Agent and the Certificate Registrar shall have the protections provided pursuant to TIA Section 312(c).

                                    ARTICLE V

                                THE CERTIFICATES

      Section 5.01. The Certificates. (a) The Certificates may be issued in the form of and be represented by definitive certificates substantially in the form of Exhibit B hereto (a "Certificate") or by one or more Global Securities. Certificates will be issued in denominations specified in the applicable Terms Schedule, but in no event will Certificates denominated in U.S. dollars be issued in denominations less than $1,000 and in integral multiples of $1 in excess thereof; provided, however, that, if in-kind distributions of Underlying Securities shall be permitted under the Terms Schedule, the minimum denominations of the Certificates shall not be smaller than the largest minimum denomination of the Underlying Securities (unless otherwise expressly provided in the Terms Schedule). The authorized denomination of Certificates having a Specified Currency other than U.S. dollars will be set forth in the applicable Terms Schedule. All Certificates of the same Class shall be identical in all respects except for the denominations thereof. All Certificates issued under the Trust Agreement shall be in all respects equally and ratably entitled to the benefits thereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the Terms Schedule. No additional interests in the Trust other than the Certificates shall be issued hereunder, except in accordance with Section 5.04. The Certificates in the aggregate may be subject, to the extent provided in the Terms Schedule, to a Call Option.

            (b) The Certificates issued under a Trust Agreement may be limited to a single class, or, if so specified in the Terms Schedule, a Series of Certificates may include two or more Classes differing as to entitlement to distributions of principal, interest or premium and one or more Classes may be subordinated in certain respects to other Classes of such Series with respect to allocation of losses arising from any defaults with respect to the Trust Property.

      Each Series and Class of Certificates may be issued as Registered Certificates, in definitive form or as one or more Global Securities. Unless otherwise specified in the Terms Schedule, all Certificates of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, DTC (only for Registered Certificates denominated and payable in U.S. dollars), Euroclear, Clearstream, Luxembourg or another Depositary. Global Securities may be issued in registered form and in either temporary or permanent form. Global Securities representing Registered Certificates will be registered in the name of a nominee of the Depositary, and will clear and settle in book-entry form only through the facilities of one or more Depositaries. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      Section 5.02. Execution, Authentication and Delivery. (a) The Certificates shall be executed on behalf of the Trust by the Trustee by its President, its Treasurer, or one of its Vice Presidents, Assistant Vice Presidents or Trust Officers. The signature of any of these officers may be manual or facsimile. Certificates bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

            (b) The Trustee shall not be required to authenticate any Certificates if the issuance of such Certificates pursuant to the Trust Agreement will adversely affect the Trustee's own rights, duties or immunities under the Trust Agreement.

            (c) Each Certificate shall be dated as of the date of its authentication.

            (d) Subject to Section 5.10(c), no Certificate shall be entitled to any benefit under the Trust Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form as contained in the form of Certificate attached to the Trust Agreement as Exhibit B executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered under the Trust Agreement and is entitled to the benefits of the Trust Agreement. Any Certificate duly authenticated and delivered to the Depositor under the Trust Agreement shall be fully paid and non-assessable for all purposes.

      Section 5.03. Registration; Registration of Transfer and Exchange.

            (a) The Trustee shall cause to be kept a register for Registered Certificates (the registers maintained in such office and in any other office or agency of the Trustee from which distributions are made being herein sometimes collectively referred to as the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Certificate Registrar") shall provide for the registration of Registered Certificates and the registration of transfers and exchanges of Registered Certificates. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Registered Certificates and transfers and exchanges of Registered Certificates as herein provided and the Trustee shall remain Certificate Registrar for such purposes until the earlier to occur of (i) the appointment by the Depositor of a different Certificate Registrar, (ii) the resignation or termination of the Trustee and appointment of a successor trustee in accordance with Section 10.07, in which case such successor trustee shall assume the duties of Certificate Registrar and (iii) the termination of the Trust and discharge of the Trustee's obligations under the Trust Agreement in accordance with the applicable terms of Articles IX and XI; provided, however, that the Trustee may appoint one or more Co-Certificate Registrars. Upon any resignation of any Certificate Registrar appointed by the Depositor pursuant to clause (i) above, the Trustee shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Certificate Registrar.

      Upon (i) the appointment by the Depositor of a Person other than the Trustee as Certificate Registrar, (ii) the appointment of any Co-Certificate Registrar or (iii) any change in the identity of the Certificate Registrar or any Co-Certificate Registrar, the Depositor will in each case give each of the Trustee and each Rating Agency, if any, written notice within three Business Days of any such appointment or change and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Registered Certificates and the principal amounts and numbers of such Registered Certificates.

      Upon surrender for registration of transfer of any Registered Certificate at the office or agency of the Trustee, if the requirements of Section 8-401(1) of the Uniform Commercial Code are met to the Trustee's satisfaction, and subject to the transfer restrictions set forth in Section 5.11 hereof, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Certificates of any authorized denominations, of a like aggregate Certificate Principal Balance. All transfers of Registered Certificates are subject to the approval of the Trustee and the Trustee shall not register any transfer of Registered Certificates if such transfer would violate any provision of the Trust Agreement.

            (b) At the option of the Holder, Registered Certificates may be exchanged for other Registered Certificates of any authorized denomination or denominations of like tenor and aggregate Certificate Principal Balance upon surrender of the Registered Certificates to be exchanged at the office or agency of the Trustee maintained for such purpose. Whenever any Registered Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Registered Certificates that the Holder making the exchange is entitled to receive.

      All Registered Certificates issued upon any registration of transfer or exchange of Certificates shall constitute complete and indefeasible evidence of ownership in the Trust Property and be entitled to the same benefits under the Trust Agreement as the Certificates surrendered upon such registration of transfer or exchange.

            (c) Every Registered Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city in which the Corporate Trust Office is located, or by a member firm of a national securities exchange, and such other documents as the Trustee may require.

      No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment by the Holders of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

      Section 5.04. Mutilated, Destroyed, Lost and Stolen Certificates. If (i) any mutilated Certificate is presented to the Depositor and the Trustee or (ii) the Depositor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Depositor and the Trustee such security or indemnity as they may require to save each of them and any Paying Agent harmless, and neither the Depositor nor the Trustee receives notice that such Certificate has been acquired by a bona fide purchaser, then, in each case, the Trustee, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding, so that neither gain nor loss in interest shall result from such exchange or substitution.

      Upon the issuance of any new Certificate under this Section, the Trustee may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Property, whether or not the destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of the Trust Agreement equally and proportionately with any and all other Certificates, if any, duly issued thereunder.

      The terms of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

      Section 5.05. Distributions in Respect of Certificates. (a) Any per Certificate amount in respect of a Registered Certificate that is payable and is punctually paid or duly provided for on any Distribution Date or any other date shall be distributed to the Person in whose name such Registered Certificate (or one or more Predecessor Certificates) is registered at the close of business on the related Record Date notwithstanding the cancellation of such Registered Certificate upon any transfer or exchange subsequent to such related Record Date. Distributions on Registered Certificates shall be made, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated in writing by a Holder, or, in the case of distributions of Underlying Securities in kind, by delivery of such Underlying Securities to any DTC or other depositary account designated in writing by a Holder, or, if such arrangements with respect to any Holder are not so made no later than 15 calendar days prior to the applicable Distribution Date, at the Corporate Trust Office (with respect to the final distribution and distributions in kind of Underlying Securities) or by check mailed to the address of the Person entitled thereto as such address shall appear in the Certificate Register.

            (b) Subject to the foregoing terms of this Section, each Certificate delivered under the Trust Agreement upon transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to amounts to be distributed that are accrued and undistributed, and to accrue, that were carried by such other Certificate.

      Section 5.06. Persons Deemed Owners. Subject to Section 5.05 and except for the final distribution, the Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name any Registered Certificate is registered as the owner of such Certificate on the related Record Date for the purpose of receiving distributions of principal of (and premium, if any) and (subject to Section 5.05) interest, if any, on such Certificate and for all other purposes whatsoever, whether or not such Certificate be overdue, and neither the Depositor, the Trustee, nor any agent of the Depositor or the Trustee shall be affected by notice to the contrary. All distributions made to any such Holder, or upon his order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys distributable upon such Certificate.

      Section 5.07. Cancellation. All Certificates surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates canceled as provided in this Section, except as expressly permitted by the Trust Agreement.

      Section 5.08. Currency of Distributions in Respect of Certificates; Redenomination. (a) Except as provided in (b) below, distributions of the principal of (and premium and interest, if any) on the Certificates will be made in the Specified Currency.

            (b) Except as set forth below or unless otherwise provided in the Terms Schedule, if distributions in respect of a Certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Depositor or the Trust or their respective Affiliates, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community (other than under the circumstances described in (c)), then all distributions in respect of such Certificate shall be made at a time and in a manner determined by the Exchange Rate Agent in its sole discretion, which may be in the Specified Currency at such time as such currency is again available or so used or in such other currency and at such rates as the Exchange Rate Agent shall determine.

      Each of the protections, releases, indemnities and other terms applicable to the Trustee under Section 10.01, 10.02, 10.03 and 10.05 shall apply to the Exchange Rate Agent in connection with its actions as Exchange Rate Agent for the Trust.

      Section 5.09. Appointment of Paying Agent. (a) The Trustee may appoint one or more paying agents (each, a "Paying Agent") with respect to the Certificates. Any such Paying Agent shall be authorized to make distributions to Holders pursuant to the Trust Agreement and shall report the amounts of such distributions to the Trustee. The Trustee may remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under the Trust Agreement in any material respect or if the Paying Agent fails to satisfy the eligibility requirements set forth in paragraph (b) of this Section. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Depositor and acceptable to the Trustee. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days written notice to the Trustee. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor or additional Paying Agent and shall provide written notice of such appointment to the Rating Agencies, if any. The Trustee shall cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for distribution to the Holders in an Eligible Account in trust for the benefit of the Holders entitled thereto until such sums shall be distributed to such Holders. The Paying Agent shall return all unclaimed funds to the Trustee within two years from the time such funds were first eligible to be claimed and promptly upon removal shall also return all funds in its possession to the Trustee.

            (b) The Paying Agent shall at all times be a corporation or an association, the combined capital and surplus of which is at least $50,000,000 and the long-term debt obligations of which are rated in one of the four highest categories assigned long-term debt obligations by each of the Rating Agencies, and is subject to supervision of examination by Federal or State authority. If such corporation or association publishes reports of conditions at least annually, pursuant to combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In the event that at any time the Paying Agent shall cease to be eligible in accordance with the terms of this paragraph, the Paying Agent shall release all Trust Property to the Trustee and then resign immediately. Upon such resignation, the Trustee shall act as Paying Agent until the appointment of a successor Paying Agent in accordance with paragraph (c) of this Section.

            (c) The terms of Sections 10.01, 10.02, 10.03, 10.05 and 10.06 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent.

            (d) Any reference in the Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

      Section 5.10. Authenticating Agent. (a) The Trustee may appoint any one or more Authenticating Agents (each, an "Authenticating Agent") with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery and registration or transfer or exchange of the Certificates. Whenever reference is made in the Trust Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Depositor.

            (b) Any institution succeeding to the corporate agency business of any Authenticating Agent shall continue to be an Authenticating Agent without the execution or filling of any power or any further act on the part of the Trustee or such Authenticating Agent. An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee, the Depositor and the Rating Agencies. The Trustee may at any time terminate the agency of an Authenticating Agent by signing notice of termination to such Authenticating Agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Depositor, the Trustee may appoint a successor Authenticating Agent. Subsequent to any such removal or resignation of the Authenticating Agent, the Trustee shall act as Authenticating Agent until a successor Authenticating Agent, if any, is appointed. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless acceptable to the Depositor. The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensating for its services under this Section. The provision of Sections 10.01, 10.02 and 10.03 shall be applicable to any Authenticating Agent.

            (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

         This is one of the Certificates described in the Trust Agreement.


         By:      ______________________________
                  as Authenticating Agent for the Trustee,


         By:      ______________________________
                  Authorized Signatory

            Section 5.11. Issuance and Transfer Restrictions. (a) The Certificates shall be issued on the Original Issue Date upon (i) deposit of the Underlying Securities into the Trust by the Depositor in exchange for all the Certificates, (ii) satisfaction of the conditions set forth in Section 2.06 and
(iii) the due authentication by the Trustee of the Certificates in the form set forth in Exhibit B attached hereto.

            (b) In the event that the Terms Schedule provides that the Certificates will be Book-Entry Certificates, the following terms shall apply:

                  (i) The Certificates will be represented by one or more Global Securities registered (in the case of Registered Certificates) in the name of a Depositary or its nominee.

                  (ii) Unless otherwise provided in the Certificates or the Terms Schedule, any Global Security representing Registered Certificates shall be exchangeable for Certificates registered in the name of Persons other than the Depositary or its nominee only if (i) the Depositary is no longer willing or able to act as a depositary and the Trustee is unable to locate a qualified successor within 30 days, or (ii) there shall have occurred and be continuing an event specified in Section 9.01. Upon such issuance, the Trustee shall register such Certificates in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee thereof) consistent with Section 5.03.

                  (iii) Any Global Security representing Registered Certificates may bear a legend in substantially the following form:

            "This Certificate is a Global Security within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Certificate is exchangeable for Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary."

                  (c) (i) If the Terms Schedule provides that the "Alternative Non-Plan ERISA Restrictions" apply, Certificates will be issued only as definitive Registered Certificates and no transfer of any Certificate evidencing a Certificate shall be made to any employee benefit plan, domestic or foreign, whether or not subject to ERISA, or described in Section 4975(e)(1) of the Code, or comparable terms of any subsequent enactments, or a trustee of any such plan, or an entity whose underlying assets include the assets of any such plan (each of the foregoing a "Benefit Plan"), unless immediately after such transfer, either (x) no Certificates are held by a Benefit Plan subject to the fiduciary responsibility terms of Part 4, Subtitle B, Title I of ERISA, described in Section 4975(e)(1) of the Code or subject to substantially similar legal requirements (an "ERISA Benefit Plan") or (y) Certificates representing a percentage interest of not more than 24.9% are held by Benefit Plans (for this purpose the percentage interest shall be calculated as if any Certificates held by the Depositor, the Trustee or any of their affiliates (within the meaning of Department of Labor Reg. ss.ss. 2510.3-101(f)(3)) were not outstanding). If the Terms Schedule provides that the Alternative Non-Plan ERISA Restrictions apply, the Underwriting Agreement shall require any prospective transferee to certify whether or not it is (or may become) a Benefit Plan or an ERISA Benefit Plan. In addition, each ERISA Benefit Plan and other Benefit Plan will be required to give assurances that the acquisition and holding of Certificates will not result in any nonexempt prohibited transaction.

                  (ii) If the Terms Schedule provides that the "Alternative ERISA Plan Assets Representations" apply, the restrictions described in
      (c)(i) above will not apply. Certificates will be issued in reliance on certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code which may be applicable, depending in part on the type of Plan fiduciary making the decision to acquire a Certificate and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). Where "Alternative ERISA Plan Assets Representations" apply, BY ITS PURCHASE OF ANY CERTIFICATE, THE PURCHASER THEREOF WILL BE REQUIRED TO REPRESENT AND AGREE (OR, IF PERMITTED IN THE DISCRETION OF THE DEPOSITOR, DEEMED TO HAVE REPRESENTED AND AGREED) EITHER THAT (A) IT IS NOT AND FOR SO LONG AS CERTIFICATES ARE HELD WILL NOT BE AN ERISA BENEFIT PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY ERISA PLAN, OR A GOVERNMENTAL PLAN OR OTHER BENEFIT PLAN (OR AN ENTITY WHOSE ASSETS ARE DEEMED FOR PURPOSES OF APPLICABLE LAW TO BE ASSETS OF A BENEFIT PLAN) WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR FOREIGN LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF A CERTIFICATE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR
      SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN OR OTHER BENEFIT PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN
      LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE.

                  (iii) Unless the Alternative Non-Plan ERISA Restrictions or Alternative ERISA Plan Assets Representations apply, no Certificate may be transferred to any ERISA Benefit Plan. Notwithstanding the preceding sentence, unless the Alternative Non-Plan ERISA Restrictions apply, each person who acquires a Certificate, and each fiduciary which causes a person to acquire a Certificate, in such fiduciary's individual capacity, hereby agrees to indemnify and hold harmless the Depositor, the Swap Counterparty, the Trustee and their affiliates from any cost, damage, loss or expense incurred by them as a result of such person being or being deemed to be an ERISA Benefit Plan.

                  (iv) The Depositor may specify restrictions on investment by ERISA Benefit Plan and other Benefit Plans that are different from those specified above or in this Section 5.11.

            (d) The Trustee and the Depositor are entitled to request additional evidence from a proposed transferee of such Certificates to ensure to their sole satisfaction the accuracy of the representations in the items in the Underwriting Agreement described above.

            (e) If, at any time, the Trustee learns that any of the representations or warranties provided by a potential transferee of Certificates is false or that any agreement made therein has been violated, any transfer of a Certificate to such potential transferee shall be null and void ab initio. The Trustee will arrange for the compulsory sale (at a price determined by the Depositor) for any Certificate sold or otherwise acquired in contravention of any of the transfer restrictions set forth herein. The Trustee shall also have such other powers to effect compliance with the terms of this Section 5.11 as it deems appropriate.

            (f) If the Terms Schedule specifies that the "QIB Restriction" is applicable, sales of the Certificates will be restricted to "qualified institutional buyers" as defined in Rule 144A under the Securities Act, and each purchaser of the Certificates is deemed to represent (or in the case of definitive Certificates, shall be required to represent) for the benefit of the Depositor, the Trustee and each Underwriter that such purchaser is a "qualified institutional buyer."

            (g) Each Certificate shall be required to bear a legend describing the restrictions on transferability set forth in this Section 5.11 applicable thereto.

      Section 5.12. Optional Exchange.

            (a) In order for a Certificate of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Holder, the Trustee must receive, at least 90 days prior to an Optional Exchange Date (or such other longer notice period specified in the related Terms Schedule) (i) such Certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Registration Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the Holder for exchange shall be irrevocable. The exchange option may be exercised by the Holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate remaining Outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Terms Schedule are satisfied. Upon such partial exchange, such Certificate shall be canceled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any Registered Certificate, shall be in the name of the Holder of such exchanged Certificate).

            (b) Unless otherwise provided in the Terms Schedule, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Trust Property, the applicable Holder will be entitled to receive a distribution of a pro rata share of the Trust Property related to the Exchangeable Series (and Class within such Exchangeable Series) of the Certificate being exchanged, in the manner and to the extent described in the Terms Schedule. Alternatively, if so specified in the Terms Schedule, the applicable Holder, upon satisfaction of such conditions, may direct the Trustee to sell, on behalf of such Holder, such pro rata share of the Trust Property, in which event the Holder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Terms Schedule.

      Notwithstanding anything herein to the contrary, (i) no exchange may be effected by any Holder during the first six months following an investment in the Certificates and, thereafter, an exchange notice of at least 90 days (or such other longer notice period specified in the related Terms Schedule) will be required for any exchange and (ii) any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Depositor's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. The Terms Schedule shall set forth additional terms pertaining to any right of exchange, including but are not limited to, the following:

                  (i) a requirement that the exchanging Holder tender to the Trustee Certificates of each Class within such Exchangeable Series;

                  (ii) a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

                  (iii) a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the Terms Schedule;

                  (iv) specified dates during which a Holder may effect such an exchange (each, an "Optional Exchange Date"); provided, however, that no exchange may be effected during the first six months following an investment in the Certificates;

                  (v) limitations on the right of an exchanging Holder to receive any benefit upon exchange from any Credit Support or other non-Underlying Securities deposited in the applicable Trust;

                  (vi) adjustments to the value of the proceeds of any exchange based upon the Holder's allocable share of expenses incurred but not yet paid and the establishment of a reserve for any allocable Extraordinary Trust Expenses as set forth in the Terms Schedule; and (vii) a requirement that the exchanging holder obtain the consent of any Swap Counterparty to such exchange and tender to the Swap Counterparty a termination payment for termination of the portion of the Swap Agreement corresponding to the portion of the Underlying Securities to be distributed by the Trustee.

      If the Terms Schedule states that "Depositor Optional Exchange" is applicable to the Certificates of a given Series, any Certificates held by the Depositor or its affiliates from time to time will be subject to optional exchange by the Depositor or such affiliates, but not by other Holders, for a pro rata portion of the Trust Property of the related Trust, subject to one or more of the conditions set forth in (b) above and as described in the Terms Schedule, to the above limitations under Rule 3a-7 and to such other conditions as may be specified in the Terms Schedule.

      Section 5.13. Callable Certificates. If one or more specified Persons has the right to purchase all or a portion of the Certificates of any given Series, the Terms Schedule will designate such Series as a "Callable Series," and specify the terms upon which any such specified Person may exercise its right to purchase all or a portion of the Certificates. Such terms may relate to, but are not limited to, the following:

                  (i) a minimum Certificate Principal Balance with respect to each Certificate being purchased;

                  (ii) a requirement that the Certificate Principal Balance of each Certificate being purchased be an integral multiple of a specified amount;

                  (iii) specified dates during which such a purchase may be effected (each, a "Call Date"); and (iv) the price at which such a purchase may be effected (the "Call Price").

      After receiving notice of the exercise of such a call right, the Trustee will provide notice thereof as specified in the Terms Schedule. Upon the satisfaction of any applicable conditions to the exercise of such right to purchase of the Certificates described in such Terms Schedule, each Holder will be entitled to receive a distribution of a pro rata share of the Call Price paid in connection with such exercise, in the manner and to the extent described in such Terms Schedule.

      Section 5.14. Delivery of Information. The Trustee shall deliver to the Holders copies of all notices and communications it receives from the Underlying Security Issuer, including notice of any exercise of any Call Option with respect to the Underlying Securities by the Underlying Security Issuer. The Trustee shall also notify the Holders of any call of the Underlying Securities by the Counterparty under the terms of the Swap Agreement.

                                   ARTICLE VI

                                  THE DEPOSITOR

      Section 6.01. Liability of the Depositor. The Depositor shall be liable in accordance with the Trust Agreement only to the extent of the obligation specifically imposed thereby.

      Section 6.02. Limitation on Liability of the Depositor. (a) Unless otherwise expressly specified in the Trust Agreement, the Depositor shall not be under any obligation to expend or risk its own funds, except to the extent of its obligation to pay any amount payable under the [Trustee Fee Letter] [draft] or under Section 10.05(b) hereof, or otherwise incur financial liability in the performance of its duties thereunder or in the exercise of any of its rights or powers if reasonable grounds exist for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (b) Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trustee, the Trust Property or the Holders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such person against any breach of warranties, representations or covenants made in the Trust Agreement, or against any specific liability imposed on the Depositor pursuant to the Trust Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties specifically set forth in the Trust Agreement or by reason of reckless disregard of obligations and duties specifically set forth in the Trust Agreement.

      The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Trust Agreement and, in its reasonable opinion, does not involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Holders.

      Section 6.03. Depositor May Purchase Certificates. The Depositor or its Affiliates may at any time purchase Certificates in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold.

      Section 6.04. Preparation and Filing of Exchange Act Reports; Obligations of the Depositor. The Depositor shall:

            (a) on behalf of the Trust, prepare, sign and file with the Commission, within the time period set forth below, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Depositor on behalf of the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (collectively, "Exchange Act Reports") with respect to the Trust. The names of such Exchange Act Reports and the dates on which they are required to be filed with the Commission are as follows:

                  (i) Form 8-K, within the time requirement prescribed by the Exchange Act if the filing of Form 8-K is necessary;

                  (ii) Form 10-K, within the time requirement prescribed by the Exchange Act; and (iii) such other reports as may be required pursuant to
      Section 13 or 15(d) of the Exchange Act.

            (b) deliver to the Trustee within 15 days after the Depositor is required to file the same with the Commission, such additional information, documents and reports with respect to compliance by the Depositor with the conditions and covenants of this Agreement, if any, as may be required to be filed with the Commission from time to time by such rules and regulations; and

            (c) deliver to the Trustee, which shall then transmit by mail to all Holders described in TIA Section 313(c), in the manner and to the extent provided therein, such summaries of any information, documents and reports required to be filed by the Depositor and received pursuant to clauses (a) and
(b) of this Section 6.04, if any, as may be required by rules and regulations prescribed from time to time by the Commission.

            Section 6.05. Preferential Collection of Claims Against Depositor. Irrespective of whether the TIA shall apply to this Agreement, the Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent required by TIA Section 311(a).

                                   ARTICLE VII

                          RIGHTS OF CERTIFICATEHOLDERS

            Section 7.01. Voting Rights with Respect to Underlying Securities.
(a) Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by, owners of any of the Underlying Securities, the Trustee shall give notice to the Holders, setting forth (i) such information as is contained in such notice to owners of Underlying Securities, (ii) a statement that the Holders will be entitled, subject to any applicable provision of law and any applicable terms of such Underlying Securities (and to the extent of the voting rights allocated to the Holders), to instruct the Trustee as to the exercise of voting rights, if any, pertaining to such Underlying Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. Such notice shall be given by the Trustee to the Holders of record on such record date.

            (b) Unless otherwise specified in the Terms Schedule the voting rights allocable to the owners of the Underlying Securities pursuant to the terms thereof will be allocated among the Holders pro rata, in the proportion that the denomination of each Certificate bears to the aggregate denomination of all Certificates; and upon the written request of the applicable Holder, received on or before the date established by the Trustee for such purpose, the Trustee shall endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Underlying Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request, provided, that the Trustee shall not vote except as specifically authorized and directed in written instructions from the applicable Holder entitled to give such instructions.

            (c) Notwithstanding Section 7.01(b), the Trustee must reject any vote to (i) alter (based on an opinion of counsel) the status of the Trust as a grantor trust for federal income tax purposes or (ii) alter the currency, amount or timing of payment of, or the method or rate of accruing, any principal or interest on the Underlying Securities underlying the Certificates held by such Holder or (iii) consent to any redemption or prepayment of the Underlying Securities underlying the Certificates held by such Holder or (iv) consent to the issuance of new obligations in exchange or substitution for any Underlying Securities pursuant to a plan or refunding of the Underlying Securities or any other offer for the Underlying Securities; in each case unless the Trustee is directed by the affirmative vote of all Holders to accept such amendment or offer as the case may be and unless an event of default under the Underlying Securities Indenture has occurred; and provided, further, that the Trustee receives advice of nationally recognized independent tax counsel, designated by the Depositor, that such exercise of voting rights with respect to any Underlying Securities would not result in a "sale or other disposition" of such Underlying Securities within the meaning of Section 1001(a) of the Code. The Trustee will not grant any consent (other than a unanimous consent) solicited from the owners of the Underlying Securities underlying the Certificates with respect to the foregoing matters in (i), (ii) and (iii) above nor will it accept or take any action in respect of any consent, proxy or instructions received from any Holder in contravention of such provisions. In addition, if the Trustee determines (based upon advice furnished by nationally recognized independent tax counsel, whether at the request of any Holder or otherwise) that the exercise of voting rights with respect to any Underlying Securities could result in a "sale or other disposition" of such Underlying Securities within the meaning of
Section 1001(a) of the Code, the Trustee shall exercise such voting rights in a manner that would not result in any such sale or other disposition. The Trustee will have no responsibility to undertake on its own initiative to determine that any exercise of voting rights will result in any such sale or other disposition and in any event will not undertake to make such determination unless given an indemnity reasonably satisfactory to it against the costs of such determination.

            (d) The Trustee will not be liable for any failure to act resulting from certificateholders' late return of, or failure to return, directions requested by the Trustee from the certificateholders.

      Section 7.02. Amendments and Waivers Under Swap Agreement and Swap Guarantee. Without the need for consent of or notice to any Holder, the Trustee shall enter into any amendment of the Swap Agreement or the Swap Guarantee requested by the Swap Counterparty or the Swap Guarantor, respectively, to cure any ambiguity or manifest error in, or to correct or supplement any provision of, the Swap Agreement or the Swap Guarantee, so long as (i) the Trustee determines that such amendment will not adversely affect the interests of the Holders and (ii) the Trustee has received an Opinion of Counsel, at the expense of the Swap Counterparty or the Swap Guarantor, to the effect that such amendment will not adversely affect the interests of the Holders and will not alter the classification of the Trust for Federal income tax purposes. The Trustee shall not agree to any other request from the

Swap Counterparty or the Swap Guarantor for approval of any consent, waiver or other modification of the Swap Agreement or the Swap Guarantee without the consent of the Holders of the Required Percentage of Voting Rights and compliance with clause (ii) of the preceding sentence.

                                  ARTICLE VIII

           DEFAULT ON UNDERLYING SECURITIES AND PERMITTED INVESTMENTS

      Section 8.01. Realization Upon Default. (a) The Trustee, on behalf of the Holders, shall assert claims under the Underlying Securities or the Permitted Investments, and shall take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to any default, subject in all cases to the terms of Article X.

            (b) If the Trustee is unable to obtain full recovery in respect of a defaulted Underlying Security or Permitted Investment, the Trustee shall follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon such defaulted Underlying Security or Permitted Investment, subject in all cases to the terms of Article X.

            (c) If there is an event of default (as defined in the Underlying Security Indenture) with respect to any Underlying Security and such default is known to the Trustee, the Trustee shall promptly give notice to the Holders thereof as promptly as practicable as provided in Section 12.05 hereof, and in the manner and to the extent provided in TIA Section 313(c)) within 90 days after such event of default occurs.

            (d) Except as otherwise expressly provided in the applicable prospectus supplement and the Terms Schedule attached hereto, if the proceeds of any liquidation of the defaulted Deposited Assets are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Trust Administrator and the trustee in connection with such proceedings to the extent reimbursable from the assets of the trust under the trust agreement, the trust will realize a loss in the amount of such difference.

            (e) Only if and to the extent provided in the applicable prospectus supplement and in the Terms Schedule attached hereto, the Trust Administrator or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

                                   ARTICLE IX

                              TRUST WIND-UP EVENTS

      Section 9.01. Trust Wind-Up Events. If any of the following events (each event, a "Trust Wind-up Event") shall occur:

            (a) any Swap Default arising from any action taken or failure to act, by the Swap Counterparty, if applicable;

            (b) the occurrence of one or more Underlying Security Defaults which either (1) results in an Underlying Security Default with respect to all Underlying Securities held by the Trust or (2) results in a Termination Event under the Swap Agreement with respect to which all Transactions under the Swap Agreement are Affected Transactions;

            (c) any Termination Event under the Swap Agreement with respect to which the Swap Counterparty shall be the sole "Affected Party" (as defined in the Swap Agreement); provided that at the time of such occurrence no Settlement Amount would be payable by the Trust to the Swap Counterparty upon designation of an Early Termination Date by the Trust;

            (d) the designation of an Early Termination Date by the Swap Counterparty under a related Swap Agreement (other than with respect to the termination of fewer than all Transactions entered into under the Swap Agreement);

            (e) the designation of a Special Depositor Wind-Up Event described in Section 9.06;

            (f) any Excess Expense Event;

            (g) with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance, any Trust Administrator Termination Event;

            (h) with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance, any Certificate Event of Default;

            (i) with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance (or without any such consent or request if the Underlying Security Issuer declares its intention to cease being a Reporting Issuer or if the Underlying Security Issuer for more than a year fails to file the required reports and other information with the Securities and Exchange Commission or another applicable agency pursuant to
Section 12(1) of the Exchange Act), any Underlying Security held by the Trust becomes a Disqualified Underlying Security and (1) the Trust holds no other Underlying Security which is not a Disqualified Underlying Security or (2) the Terms Schedule provides that a Trust Wind-Up Event shall occur upon such Underlying Security becoming a Disqualified Underlying Security;

            (j) with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance, any Credit Support held by the Trust becomes Disqualified Credit Support and the Terms Schedule specifies that a Trust Wind-Up Event shall occur upon such Credit Support becoming Disqualified Credit Support;

            (k) with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance, any Transaction under the Swap Agreement has become a Disqualified Transaction and (1) the Trust is not a party to any other Transaction under the Swap Agreement which is not a Disqualified Transaction and the Terms Schedule does not set forth provisions for substituting a replacement Swap Counterparty, or (2) the Terms Schedule provides that a Trust Wind-Up Event shall occur upon such Transaction becoming a Disqualified Transaction;and

            (l) any other Trust Wind-Up Event set forth in the Terms Schedule;

then the Trustee shall by notice to the Swap Counterparty terminate the Swap Agreement (including all Transactions thereunder) if such notice is applicable under the Swap Agreement, and the Trustee shall distribute to each Holder its pro rata share of the Trust Property in accordance with Section 9.03 and the Trust shall terminate. The Trustee shall also provide notice of such Trust Wind-up Event to the Rating Agencies immediately upon discovery or receipt of notice of such Trust Wind-Up Event. Notwithstanding any requirement that a Trust Wind-Up Event may occur only with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance, such Trust Wind-Up Event may occur without such consent or such request if the Trustee determines that the proceeds from the Deposited Assets will be sufficient to make payment in full of principal and interest on the Certificates.

      Section 9.02. Liquidation Events. The occurrence of any of the following events shall be a "Liquidation Event":

            (a) In the event that (i) an Underlying Security Default shall occur which under the terms of the Swap Agreement results in the termination of at least one but fewer than all Transactions under the Swap Agreement or (ii) any Underlying Security held by the Trust becomes a Disqualified Underlying Security, but the Trust holds one or more other Underlying Securities which are not Disqualified Underlying Securities, and a Trust Wind-Up Event has not otherwise occurred, then a Liquidation Event shall occur; provided, however, that no Liquidation Event shall occur pursuant to clause (ii) unless (x) the liquidation of the Affected Underlying Securities shall not cause a loss of principal of or interest on the Certificates, (y) such Liquidation Event occurs with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance or (z) the Underlying Security Issuer declares its intention to cease being a Reporting Issuer or the Underlying Security

Issuer for more than a year fails to file the required reports and other information with the Securities and Exchange Commission or another applicable agency pursuant to Section 12(1) of the Exchange Act. If such Liquidation Event occurs, the Affected Underlying Securities (and, if necessary, other Trust Property) shall be sold to the extent necessary to pay any Termination Payment applicable to the Affected Transaction under the Swap Agreement, and the remainder shall be distributed to the Holders in accordance with Section 9.03, but the Trust shall continue thereafter.

            (b) In the event that any Transaction under a Swap Agreement becomes a Disqualified Transaction but the Trust holds one or more other Underlying Securities other than the Affected Underlying Securities which are not Disqualified Underlying Securities and a Trust Wind-Up Event has not otherwise occurred, then a Liquidation Event shall occur if (i) the liquidation of the Affected Underlying Securities shall not cause a loss of principal of or interest on the Certificates or (ii) such Liquidation Event occurs with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance. If such Liquidation Event occurs, then the Affected Underlying Securities (and, if necessary, other Trust Property) shall be sold to the extent necessary to pay any Termination Payment applicable to the Disqualified Transaction under the Swap Agreement, and the remainder shall be distributed to the Holders in accordance with Section 9.03, but the Trust shall continue thereafter.

            (c) In the event that any Credit Support becomes Disqualified Credit Support but a Trust Wind-Up Event has not otherwise occurred, then a Liquidation Event shall occur if (i) a termination of such Credit Support shall not cause a loss of principal of and interest on the Certificates or (ii) such Liquidation Event occurs with the consent or at the request of Certificateholders holding at least 51% of the aggregate Certificate Principal Balance. If such Liquidation Event occurs, then such Credit Support shall be terminated and any proceeds of such termination shall be distributed pro rata to the Holders, but the Trust shall continue thereafter.

      Section 9.03. Trust Property Made Available. (a) Subject to Section 9.04, as promptly as possible after the occurrence of a Trust Wind-up Event or Liquidation Event, and in any case within three Business Days following such occurrence, the Trustee shall provide notice to the Holders and the Rating Agencies of the occurrence of a Trust Wind-up Event or Liquidation Event, the termination of the Swap Agreement or the particular Affected Transaction(s) thereunder, the amount of any related Termination Payment and a notice of the rights of the Holders under Section 9.03(c). In the case of a Trust Wind-Up Event, subject to Section 9.01, the Trustee shall also provide notice to the Holders and the Rating Agencies of the termination of the Trust and that Holders should surrender their Certificates to the Trustee, or deliver security or indemnity acceptable to the Trustee, for their respective pro rata distributions of the Underlying Securities and any other remaining Trust Property, if any. Such notice to the Holders and the Rating Agencies shall also specify (i) the cause of the Trust Wind-up Event, (ii) the location and hours of the Corporate Trust Office at which Certificates should be presented and surrendered and (iii) that each Holder must supply transfer instructions in writing with respect to the Underlying Securities and/or other Trust Property to be distributed in cash or in kind.

            (b) Immediately upon receipt of notice from the Swap Counterparty that the Trust will be obligated to pay a Termination Payment or upon other notice from the Trustee that the Trust is required to sell Underlying Securities, the Selling Agent shall undertake to sell Underlying Securities on behalf of the Trust, unless and until the Selling Agent receives notice from the Trustee of an exercise by the Holders of their rights under Section 9.03(c); provided, however, that the Selling Agent may elect not to act as Selling Agent with respect to some or all of the Underlying Securities by written notice to that effect to the Trustee. The timing, price and other terms of any sale conducted by the Selling Agent shall be determined by the Selling Agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular Underlying Securities. In the case of a Liquidation Event, sales under this provision shall be limited to the Affected Underlying Securities except where the proceeds from the Affected Underlying Securities are insufficient to make payment of the Termination Payment.

            (c) Notwithstanding Section 9.03(b), in connection with any Termination Payment payable by the Trust, the Holders may, acting unanimously, deliver to the Trustee the amount of such outstanding Termination Payment (together with, in the case of a Trust Wind-Up Event, any Extraordinary Trust Expenses in excess of the Maximum Reimbursable Amount payable to the Trustee) and a written instruction to discontinue sale of the Underlying Securities. If the Selling Agent receives notice from the Trustee of the exercise by the Holders of their rights under this Section 9.03(c), the Selling Agent shall promptly discontinue sales of the related Underlying

Securities (but the Selling Agent and the Trustee shall complete the settlement of any sale already agreed). It is expressly understood and agreed that Underlying Securities may be sold in the time necessary for the Holders to be notified of and act upon their rights under this Section 9.03(c).

            (d) Subject to the security interest in all of the Trust Property granted in favor of the Swap Counterparty pursuant to the Swap Agreement and the obligation of the Trust to pay Extraordinary Trust Expenses, and as provided in the Terms Schedule, the Underlying Securities or Affected Underlying Securities shall be made available by the Trustee to the Holders upon the occurrence of a Trust Wind-up Event or Liquidation Event, respectively, after expiration of any sale period referred to in Section 9.03(b), and upon surrender, or delivery of security or indemnity acceptable to the Trustee, by each Holder of its Certificates at the Corporate Trust Office specified pursuant to paragraph (a) of this Section 9.03. Upon receipt by the Trustee of (i) appropriate transfer instructions in writing from a Holder with respect to the Underlying Securities and (ii) such Holder's Certificates (or acceptable security or indemnity), the Trustee shall promptly deliver Underlying Securities to such Holder in an aggregate principal amount equal to the aggregate Certificate Principal Balance of such Holder's Certificates in accordance with such transfer instructions by
(A) physical delivery or (B) if applicable, causing the book-entry depositary for such Underlying Securities to credit such Underlying Securities to an account of such Holder with such depositary or an account of a designated participant in such depositary, provided that such book-entry depositary will be an agency of the United States, DTC or another book-entry institution acceptable to the Depositary. Any Transfer made in accordance with this paragraph shall satisfy all obligations of the Trust with respect to the Holders.

            (e) Unless otherwise provided in the Terms Schedule, and notwithstanding any other provision of this Agreement (and as specified in the Swap Agreement), in connection with early termination of a Swap Agreement or one or more Transactions thereunder, other than as a result of Underlying Security Default, the claim of the Swap Counterparty against the Underlying Securities (or proceeds thereof arising from sale thereof) and any other Trust Property will be limited to a claim pro rata with that of the Holders according to the amount of the Termination Payment otherwise payable to the Swap Counterparty and the Holders' aggregate Certificate Principal Balance plus accrued interest.

            (f) The only distributions from the Trustee to which the Holders shall be entitled are, subject to the security interest in all of the Trust Property granted in favor of the Swap Counterparty pursuant to the Swap Agreement and the obligation of the Trust to pay Extraordinary Trust Expenses, payments on the Underlying Securities, amounts, if any, recovered under the Swap Agreement (including Termination Payments, if any, and amounts collected pursuant to Section 2(e) and Section 11 of the Swap Agreement) or Swap Guarantee, received by the Trustee after the occurrence of the Trust Wind-Up Event, and any other remaining Trust Property, if any, which in each case the Trustee shall distribute pro rata to the Holders in the manner provided pursuant to Section 4.01 upon satisfaction of the conditions for transfer of Underlying Securities referred to in paragraph (b) of this Section.

            (g) Except for reports and other information required to be provided to Holders under the Trust Agreement, the obligations the Trustee and the Depositor will terminate upon the distribution to Holders of all amounts required to be distributed to them and the disposition of all Underlying Securities held by the Trustee, and such distribution shall constitute full satisfaction of all of the interests of the Holders under this Trust Agreement.

            (h) In the event that the Selling Agent resigns or declines to sell specific Underlying Securities, the Trustee shall proceed under Section 10.02(a)(x).

            (i) The Selling Agent is an agent of the Trustee only and shall have no fiduciary or other duties to the Holders, nor shall the Selling Agent have any liability to the Trust in the absence of the Selling Agent's bad faith or willful default. The Selling Agent shall be permitted to sell Underlying Securities to Affiliates of the Selling Agent. The Selling Agent may (in addition to declining to sell specific Underlying Securities as provided in
Section 9.03(b)) resign at any time by oral or written notice to the Trustee, such resignation to take effect immediately upon notice. Except as provided in the first sentence of this Section 9.03(i), each of the protections, releases, indemnities and other terms applicable to the Trustee under Section 10.01, 10.02, 10.03 and 10.05 shall apply to the Selling Agent in connection with its actions as Selling Agent for the Trust.

            (j) Subject to Section 9.03(b) and Section 9.03(e), the Trustee agrees that upon any failure of the Trust to make any payment when due under the Swap Agreement, the Swap Counterparty shall have the right to take all action and to pursue all remedies with respect to such property that a secured party is permitted to take with respect to collateral under the UCC, including the right to require the Trustee promptly to sell all or any portion of the Underlying Securities in the open market or, if the Swap Counterparty elects, to sell the Underlying Securities to the Swap Counterparty for its fair value as determined in good faith by the Swap Counterparty. In either case, the proceeds of sale shall be applied to any amounts owed to the Swap Counterparty. The Trustee further agrees to take any actions necessary to facilitate the perfection of the aforementioned security interest of the Swap Counterparty in the property of the Trust as the Swap Counterparty may reasonably request.

            (k) No Holder shall have any liability as a seller of the Trust Property in connection with any sale of Trust Property by the Trustee or the Selling Agent.

      Section 9.04. Limitation on Notice Requirement. The Trustee shall not be responsible for terminating the Swap Agreement (or any individual Affected Transaction thereunder) or giving notice of a Trust Wind-up Event unless and until (i) the Trustee fails to receive funds due on the Underlying Securities or under the Swap Agreement when due and such funds are not received within any applicable grace period, (ii) receipt by the Trustee of notice from the Swap Counterparty of the occurrence of a Swap Default or Termination Event or upon actual knowledge of a Swap Default or Termination Event by a Responsible Officer of the Trustee; provided, however, that the Trustee is responsible for making due inquiry as to whether a Trust Wind-up Event occurred if it has reason to believe that such a Trust Wind-up Event has occurred or (iii) receipt of notice from the Underlying Security Issuer of an event constituting an Underlying Security Default.

      Section 9.05. Expense Event. (a) In the event that the Trustee incurs Extraordinary Trust Expense in an aggregate amount exceeding the Trigger Amount and neither the Swap Counterparty nor the Holders have provided adequate assurance of indemnity to the Trustee in accordance with the terms of paragraph
(b) or paragraph (c), as applicable, of this Section (such event, an "Excess Expense Event"), the Trust shall terminate as provided in Section 9.01.

            (b) Promptly upon the incurrence by the Trustee of Extraordinary Trust Expense in an aggregate amount exceeding the Trigger Amount, and in any event within one Business Day after such incurrence, the Trustee shall provide notice to each Holder, to the Swap Counterparty and to the Rating Agencies, if any. Such notice shall state that an Excess Expense Event shall occur on the seventh calendar day (or, if such day is not a Business Day, on the next succeeding day that is a Business Day) following the provision of such notice unless prior to such day either the Holders unanimously agree, or the Swap Counterparty agrees, to indemnify the Trustee for Extraordinary Trust Expense in an aggregate amount exceeding the Maximum Reimbursable Amount (or any other amount specified by the party agreeing to indemnify the Trustee), and actually incurred by the Trustee as of the date of such agreement, to the reasonable satisfaction of the Trustee and its counsel; provided, however, in no event shall the Trustee be released from its obligations under the Trust Agreement until such seventh calendar day (or, if such day is not a Business Day, on the next succeeding day that is a Business Day).

            (c) Following an agreement to indemnify the Trustee for future Extraordinary Trust Expense, upon the incurrence of Extraordinary Trust Expense in excess of the Maximum Reimbursable Amount, then an "Excess Expense Event" will occur unless adequate assurance of indemnity is given to the Trustee in the manner specified in paragraph 9.05(b).

            (d) Nothing in this Section shall be construed to excuse the Depositor from its indemnification obligations under Section 10.05.

      Section 9.06. Special Depositor Wind-Up Event. If the Depositor (or, if applicable, its permitted assignee) owns 100% of the Certificates,

then it shall have the power to designate a distribution of the Trust Property to the Holders and the termination of the Trust (a "Special Depositor Wind-Up Event") pursuant to this Article IX.

                                    ARTICLE X

                             CONCERNING THE TRUSTEE

      Section 10.01. Duties of Trustee.

            (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Trust Agreement. Any permissive right of the Trustee enumerated in the Trust Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Trust Agreement, shall examine them to determine whether they conform to the requirements of the Trust Agreement. If any such instrument is found not to conform to the requirements of the Trust Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Depositor, the Holders and the Rating Agencies, if any.

            (c) Upon a default by the Swap Counterparty in making any other payment due under the Swap Agreement and upon a default by the Swap Guarantor after the Trustee makes demand under the Swap Guarantee, the Trustee shall exercise such of the rights and powers vested in it by the Trust Agreement, and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (d) No provision of the Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) the duties and obligations of the Trustee shall be determined solely by the express terms of the Trust Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Trust Agreement, no implied covenants or obligations (except for a fiduciary duty to the beneficiaries of the Trust) shall be read into the Trust Agreement against the Trustee and, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of the Trust Agreement;

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) except with respect to actions or duties required to be taken or performed, as applicable, by the Trustee under the express terms of the Trust Agreement, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights powers under the Trust Agreement if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the Trustee agrees that the indemnification under Section 10.05 will provide reasonable assurance against such risk or liability; and

                  (iv) in the event that the Paying Agent or the Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or Certificate Registrar, as the case may be, under the Trust Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required.

      Section 10.02. Certain Matters Affecting the Trustee. (a) Except as otherwise provided in Section 10.01:

                  (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed by the proper party or parties;

                  (ii) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Trust Agreement in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) except for the duties and obligations of the Trustee expressly created by the Trust Agreement, the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto, at the request, order or direction of any of the Holders, pursuant to the terms of the Trust Agreement, unless such Holders or the Depositor shall have, to the reasonable satisfaction of the Trustee and its counsel, offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement;

                  (v) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine;

                  (vi) the Trustee may execute any of the trusts or powers or perform any duties under the Trust Agreement either directly or by or through agents or attorneys or a custodian or Trust Administrator;

                  (vii) the Trustee shall not be personally liable for any loss resulting from the investment of funds held in any Certificate Account pursuant to Section 3.05;

                  (viii) if no Trust Administrator Termination Event has occurred and is continuing with respect to any given series, the Trustee is required to perform only those duties specifically required under the trust agreement with respect to such series;

                  (ix) the Trustee shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Certificates generally or the Trust Agreement;

                  (x) the Trustee shall have the power to reimburse itself for any unpaid Extraordinary Trust Expense actually incurred in accordance with the terms and conditions of this Trust Agreement prior to the distribution of funds or Trust Property to Holders;

                  (xi) the Trustee may, to the extent of and pursuant to the Terms Schedule, and pursuant to Section 3.10 hereof, but shall have no obligation to make advances with respect to collections on the Deposited Assets or in favor of the Holders; and

                  (xii) the Trustee shall have the power to sell the Underlying Securities and other Trust Property, in accordance with Article IX and XI, through the Selling Agent or, if the Selling Agent shall have resigned or declined to sell some or all of the Underlying Securities, any broker selected by the Trustee (with the consent of the Depositor) with reasonable care, in an amount sufficient to pay any amount due to the Swap Counterparty under the Swap Agreement (including Termination Payments) or reimbursable to itself in respect of unpaid Extraordinary Trust Expenses and to use the proceeds thereof to make such payments prior to the distribution of funds or Trust Property to Holders. Any such broker shall be instructed by the Trustee to sell such Trust Property in a reasonable manner designed to maximize the sale proceeds.

            (b) All rights of action under the Trust Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other Proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders, subject to the terms of the Trust Agreement.

      Section 10.03. Limitation on Liability of Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained in the Trust Agreement, the Certificates, the Swap Agreement and the Swap Guarantee, or in any document issued in connection with the sale of the Certificates (other than the signature and authentication on the Certificates). The sole obligor with respect to the Underlying Securities is the related Underlying Security Issuer, with respect to the Swap Agreement is the Swap Counterparty and with respect to the Swap Guarantee, is the Swap Guarantor. Except as set forth in Section 10.12, the Trustee makes no representations or warranties as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the signature and authentication on the Certificates), any Underlying Security, the Swap Agreement, the Swap Guarantee or of any related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Swap Counterparty in respect of the Underlying Securities. The Certificates do not represent interests in or obligations of the Trustee and the Trustee shall not be responsible or accountable for any tax, accounting or other treatment proposed to be applied to the Certificates or any interest therein except as expressly provided in the Trust Agreement.

      Section 10.04. Trustee May Own Certificates. The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

      Section 10.05. Trustee Fees and Expenses; Limited Indemnification.

            (a) As compensation for its regular and customary services and in payment of its regular and customary expenses under the Trust Agreement (including the reasonable compensation, expenses and disbursements of its counsel for regular and customary services hereunder) the Trustee shall be entitled to the Trustee Fees (which shall not be limited by any provision of law in regard to compensation or payment of a trustee of an express trust). The Depositor agrees to pay such Trustee Fees when due in accordance with the Trustee Fee Letter; provided, however, that, subject to paragraph (b) below, the Depositor shall be under no obligation to make any other payment for any other services and expenses, disbursements and advances of the Trustee.

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense incurred in connection with any Proceeding relating to the Trust Agreement, the Swap Agreement or the Certificates or the performance of any of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties thereunder or by reason of reckless disregard of the Trustee's obligations and duties thereunder (such loss, liability or expense, other than as described in clauses (i) and (ii) of this sentence, "Extraordinary Trust Expense"); provided, however, that with respect to any such Proceeding, (1) the Trustee shall have given the Depositor notice thereof promptly after the Trustee shall have knowledge thereof; (2) while maintaining control over its own defense in any such legal action, the Trustee shall consult with the Depositor in preparing such defense; (3) if any Person ever alleges such willful misfeasance, bad faith or negligence by the Trustee, the indemnification provided for in this paragraph
(b) shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged willful misfeasance, bad faith or negligence; and (4) the Depositor shall in no event be obligated under the Trust Agreement to indemnify the Trustee for any Extraordinary Trust Expense to the extent that such Extraordinary Trust Expense, when aggregated with all Extraordinary Trust Expense previously indemnified, exceeds the Maximum Reimbursable Amount. Subject to clause (4) of the proviso to the immediately preceding sentence, the indemnity for Extraordinary Trust Expense shall survive the termination or discharge of the Trust Agreement and the resignation or removal of the Trustee. In the event the Trustee is not indemnified by the Depositor, whether due to bankruptcy, insolvency or otherwise, pursuant to the first sentence of this paragraph, the Trustee shall nevertheless remain obligated to perform its duties under the Trust Agreement.

            (c) The Trustee and the Depositor expressly acknowledge that the limited obligations of the Depositor to indemnify the Trustee pursuant to paragraph (b) of this Section do not extend to amounts attributable to compensation for services or payment of expenses of the Trustee, which amounts are payable in full in the form of the Trustee Fee.

            (d) Unless otherwise specified in the Terms Schedule, the Trustee acknowledges that any claims of the Trustee in respect of the Trust Property shall be subordinated to the obligation of the Trust to make payment in full of the principal of and interest on the Certificates and that the Trustee shall not apply any Trust

Property to the payment of the Trustee Fee or any amounts due to the Trustee hereunder until the principal of and interest on the Certificates have been paid in full.

      Section 10.06. Eligibility Requirements for Trustee. (a) The Trustee shall at all times satisfy the requirements of TIA Section 310(a) and Section
(a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Trustee hereunder shall at all times be a corporation which is not an Affiliate of the Depositor (but may have normal banking relationships with the Depositor, the Administrative Agent or any obligor with respect to the Underlying Securities with respect to such Series of Certificates and their respective Affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority, and the long-term debt obligations of which are rated in one of the four highest categories assigned long-term debt obligations by each of the Rating Agencies. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In the event that at any time the Trustee shall cease to be eligible in accordance with the terms of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.07.

            (b) The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1), any Series under which other securities are outstanding evidencing ownership interest in obligations of the Underlying Security Issuer if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

      Section 10.07. Resignation or Removal of the Trustee. (a) Subject to the last sentence of this paragraph (a), the Trustee may at any time resign and be discharged from the Trust by giving written notice thereof to the Depositor, the Swap Counterparty and the Swap Guarantor and to all Holders. Upon receiving such notice or resignation, the Depositor, with the consent of the Swap Counterparty and the Swap Guarantor which consents shall not be unreasonably withheld, shall as promptly as possible (and in any event within 30 days after the date of such notice of resignation) appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Holders, the Swap Counterparty, the Swap Guarantor and the Rating Agencies by the Depositor. If no such successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee for the Certificates. Upon any appointment of a successor trustee pursuant to this paragraph (a), the resigning Trustee shall be solely liable for (i) the payment of such successor trustee's fees and expenses and (ii) provision of adequate indemnities satisfactory to such successor trustee (it being understood that the indemnification obligations of the Depositor pursuant to Section 10.05(b) shall inure to the benefit of such successor trustee, but that any Extraordinary Trust Expense previously indemnified by the Depositor shall reduce the Maximum Reimbursable Amount with respect to such successor trustee on a dollar-for-dollar basis). In the event that the Trustee fails to satisfy the conditions contained in clauses (i) and (ii) above, the Trustee may not resign pursuant to this paragraph (a).

            (b) If at any time the Trustee shall cease to be eligible in accordance with the terms of Section 10.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may, with the consent of the Swap Counterparty and the Swap Guarantor which consents shall not be unreasonably withheld, remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Holders, the Swap Counterparty, the Swap Guarantor, and the Rating Agencies by the Depositor.

            (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the terms of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 10.08.

            (d) The Trustee acknowledges and agrees that except as provided in this Section 10.07, it may not resign or cease to perform its obligations hereunder for any reason (including, without limitation, any failure of the Depositor to make payments of the Trustee Fees or other amounts payable to the Trustee hereunder).

      Section 10.08. Successor Trustee. (a) Any successor trustee appointed as provided in Section 10.07 shall execute, acknowledge and deliver to the Depositor, its predecessor trustee and the Rating Agencies an instrument accepting such appointment under the Trust Agreement, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under the Trust Agreement, with the like effect as if originally named as trustee in the Trust Agreement. The predecessor trustee shall deliver to the successor trustee all documents and statements held by it under the Trust Agreement, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the terms of Section 10.06.

            (b) Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall transmit notice of the succession of such trustee under the Trust Agreement to all Holders in the manner provided pursuant to Section 12.05.

      Section 10.09. Merger or Consolidation of Trustee. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee under the Trust Agreement, provided such corporation or association shall be eligible under the terms of Section 10.06, without the execution or filing of any paper or any further act on the part of any of the parties to the Trust Agreement, anything in the Trust Agreement to the contrary notwithstanding.

      Section 10.10. Appointment of Co-Trustee. (a) Notwithstanding any other terms of the Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any party of the Trust Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Property, and to vest in such Person or Persons, in such capacity, such title to the Trust Property, or any part thereof, and, subject to the other terms of this Section, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee under the Trust Agreement shall be required to meet the terms of eligibility as a successor trustee under Section 10.06 and no notice to Holders of the appointment of a co-trustee or co-trustees shall be required under Section 10.08.

            (b) In the case of any appointment of a co-trustee pursuant to this Section, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to such Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed by such co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of then co-trustees, as effectively as if given to each of them. Every instrument appointment any co-trustee shall refer to the Trust Agreement and the conditions of this Article X. Each co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, jointly with the Trustee subject to all the terms of the Trust Agreement, specifically including every provision of the Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Trust

Agreement on its behalf and in its name. If any co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      Section 10.11. Appointment of Office or Agency. The Certificates may be surrendered for registration of transfer or exchange, and presented for the final distribution with respect thereto, and notices and demands to or upon the Trustee in respect of the Certificates and the Trust Agreement may be served at the Corporate Trust Office.

      Section 10.12. Representations and Warranties of Trustee. (a) The Trustee represents and warrants that:

                  (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or association;

                  (ii) the Trustee has full power, authority and right to execute, deliver and perform its duties and obligations under the Trust Agreement, the Certificates and the Swap Agreement and has taken all necessary action to authorize the execution, delivery and performance by it (or, with respect to the Certificates, by an Authenticating Agent on its behalf, if applicable) of the Trust Agreement, the Certificates and the Swap Agreement;

                  (iii) the execution and delivery of the Trust Agreement, the Certificates, the Underwriting Agreement and the Swap Agreement by the Trustee and its performance of and compliance with the terms of the Trust Agreement, the Certificates and the Swap Agreement will not violate the Trustee's articles of incorporation, association or other constitutive documents or By-laws or constitute a default under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets;

                  (iv) as of the Original Issue Date, each of the Trust Agreement, the Certificates and the Swap Agreement has been duly executed and delivered by the Trustee (or, with respect to the Certificates, by an Authenticating Agent on its behalf, if applicable) and each of the Trust Agreement and the Swap Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforcement may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity;

                  (v) the Trustee is not in violation, and the execution and delivery of the Trust Agreement, the Swap Agreement and the Certificates by the Trustee and its performance and compliance with respective terms of the Trust Agreement, the Swap Agreement and the Certificates will not constitute a violation, of any order or decree of any court or any order or regulation of any Federal, State, municipal or governmental agency having jurisdiction over the Trustee or its properties, which violation would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or operations of the Trustee or its properties or on the performance of its duties thereunder;

                  (vi) there are no actions or proceedings against, or investigations of, the Trustee pending, or, to the knowledge of the Trustee, threatened, before any court, administrative agency or other tribunal (A) that could reasonably be expected to prohibit its entering into the Trust Agreement or the Swap Agreement or to render the Certificates invalid, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Trust Agreement or the Swap Agreement or (C) that could reasonably be expected to prohibit or materially and adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of, the Trust Agreement, the Swap Agreement or the Certificates; and (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee of, or compliance by the Trustee with, the Trust Agreement, the Swap Agreement or the Certificates, or for the consummation of the transactions contemplated by the Trust Agreement or the Swap Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Original Issue Date.

            (b) Within 30 days of the earlier of discovery by the Trustee or receipt of notice by the Trustee of a breach of any representation or warranty of the Trustee set forth in this Section 10.12 that materially and adversely affects the interests of the Holders, the Trustee shall promptly cure such breach in all material respects.

      Section 10.13. Limitation of Powers and Duties. The Trust is constituted solely for the purposes of acquiring and holding the Underlying Securities, entering into the Swap Agreement, accepting the Swap Guarantee, entering into the Underwriting Agreement and issuing the Certificates. The Trust shall not incur any additional debt and the Trust shall not merger or consolidate with any other entity. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized in the Trust Agreement and, in particular, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Underlying Securities or interests therein, including to Holders (except upon termination of the Trust in accordance with Article IX and Article XI of the Trust Agreement) or (ii) to do anything that would cause the Trust to fail or cease to qualify as a "grantor trust" for Federal income tax purposes.

      Section 10.14. Non-Petition. Prior to the date that is one year and one day after all distributions in respect of the Certificates have been made, none of the Trustee, the Co-Trustee (if any) and the Depositor shall take any action or institute any proceeding against the other under the United States Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to either of them, now or hereafter in effect, or which would be reasonably likely to cause the other to be subject to, or seek the protection of, any such Insolvency Law.

                                   ARTICLE XI

                                   TERMINATION

      Section 11.01. Termination of the Trust. (a) Except as otherwise provided in Article IX, the respective obligations and responsibilities under the Trust Agreement of the Depositor and the Trustee (other than the obligations imposed by Section 10.05(b) and the obligations of the Trustee to provide reports and other information under the Trust Agreement and to make distributions to Holders as hereafter set forth) shall terminate upon the distribution to such Holders of all amounts held in all the Accounts and required to be paid to such Holders pursuant to the Trust Agreement; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Queen Elizabeth II of England, living on the date of the Trust Agreement.

            (b) Written notice of any termination shall be provided to each Holder and the Depositor, the Swap Counterparty, the Swap Guarantor, each Underwriter and the Rating Agencies pursuant to Section 12.05 within ten Business Days, unless such termination occurs pursuant to the Scheduled Final Distribution Date.

            (c) On the Scheduled Final Distribution Date, the Trustee shall distribute to each Holder presenting and surrendering its Certificates, and to each Holder delivering such security or indemnity to the Trustee as the Trustee may require to save the Trustee and hold the Trustee harmless, the amount distributable on such Distribution Date pursuant to Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed on such Distribution Date shall be set aside and held in trust for the benefit of Holders either (i) not presenting and surrendering their Certificates in the aforesaid manner or (ii) not delivering such security or indemnity to the Trustee. as the Trustee may require to save the Trustee and hold the Trustee harmless, and shall be disposed of in accordance with this Section and Sections
4.01 and 5.09. Immediately following the deposit of such funds in trust hereunder, the Trust shall terminate.

                                   ARTICLE XII

                               MISCELLANEOUS TERMS

      Section 12.01. Amendment of Trust Agreement.

            (a) The Trust Agreement may be amended from time to time by the Depositor and the Trustee without the consent of or notice to any of the Holders, upon delivery by the Depositor of an Opinion of Counsel acceptable to the Trustee to the effect that such amendment will not adversely affect in any material respect the interests of any Holder, for any of the following purposes:
(i) to cure any ambiguity to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus Supplement, (ii) to add or supplement any Credit Support for the benefit of any Holders (provided that if any such addition affects any series or class of Holders differently than any other series or class of Holders, then such addition will not, as evidenced by an Opinion of Counsel, have a material adverse effect on the interests of any affected series or class of Holders), (iii) to add to the covenants, restrictions or obligations of the Depositor, the Trust Administrator, if any, or the trustee for the benefit of the Holders, (iv) to add, change or eliminate any other provisions with respect to matters or questions arising under Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an Opinion of Counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Rating Agency Condition is satisfied or
(v) to comply with any requirements imposed by the Code.

            (b) The Trustee shall not agree to any other waiver, amendment or modification to the Trust Agreement without the consent of the Holders of the Required Percentage of Voting Rights, satisfaction of the Rating Agency Condition and receipt by the Trustee of an Opinion of Counsel that such waiver, amendment or modification shall not affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes.

            (c) Notwithstanding the foregoing, except as otherwise set forth in the Terms Schedule, no waiver, modification or amendment may (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any amendment without the consent of the Holders of all Certificates covered by the Trust Agreement then Outstanding.

      Section 12.02. Waiver by Holders. Unless otherwise specified in the applicable prospectus supplement and the Terms Schedule, holders of certificates evidencing not less than the Required Percentage of the Voting Rights of a given series may, on behalf of all certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by the Depositor, the Trustee or the Trust Administrator, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance and (ii) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each outstanding certificate affected thereby.

      Section 12.03. Counterparts. The Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 12.04. Limitation on Rights of Holders. (a) The death or incapacity of any Holder shall not operate to terminate the Trust Agreement or the Trust Property, nor entitle such Holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Property, nor otherwise affect the rights, obligations and liabilities of the parties thereto or any of them.

            (b) Except as otherwise expressly provided herein, no Holder shall have any right to control the operation and management of any Trust Property, or the obligations of the parties thereto, nor shall anything in the Trust Agreement set forth, or contained in the terms of the Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association; nor shall any Holder be under any liability to any third person by reason of any action taken by the parties to the Trust Agreement pursuant to any provision thereof.

            (c) No Holder shall have any right by virtue of any provision of the Trust Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Trust Agreement, unless, and subject to the Terms Schedule, the holder previously has given to the Trustee written notice of breach and unless the holders of certificates evidencing not less than the Required Percentage of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding.

      Section 12.05. Governing Law. The Trust Agreement and each Certificate issued thereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State's principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties thereunder shall be determined in accordance with such laws.

      Section 12.06. Notices. All directions, demands and notices under the Trust Agreement shall be in writing and shall be delivered to the offices of the Trustee specified in the offering documents dated as of the Original Issue Date. Unless otherwise provided in the Terms Schedule, any notice required to be given to a holder of a Registered Certificate will be given by facsimile to such number as may be provided to the Trustee or be mailed to the last address of such holder set forth in the applicable Certificate Register. Any notice so mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives such notice. Notices given by facsimile will be effective upon confirmation (including electronic confirmation) of effective transmission.

      Section 12.07. Severability of Terms. If any one or more of the covenants, agreements or terms of the Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements or terms shall be deemed severable from the remaining covenants, agreements or terms of the Trust Agreement and shall in no way affect the validity or enforceability of the other terms of the Trust Agreement or of the Certificates or the rights of the Holders thereof.

      Section 12.08. Notice to Rating Agencies. The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

                  (i) any material change or amendment to the Trust Agreement;

                  (ii) the occurrence of any Swap Default or Termination Event;

                  (iii) the resignation or termination of the Trustee;

                  (iv) the final payment to Holders of the Certificates;

                  (v) any change in the location of the Certificate Account; and
      (vi) any Underlying Security Default.

      In addition, the Trustee shall promptly furnish to the Rating Agencies copies of each report to Holders described in Section 4.02. Any such notice pursuant to this Section shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to the Rating Agencies at the addresses set forth in the Terms Schedule.

      Section 12.09. Perfection of Swap Counterparty Security Interest. At the request of the Swap Counterparty, the Trustee will assist the Swap Counterparty in the perfection of the security interest in the Trust Property described in
Section 3.04 and granted by the Trust to the Counterparty under the Swap Agreement.

      Section 12.10. No Recourse. Each Holder by accepting a Certificate acknowledges that such Holder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Trustee, the Swap Counterparty, the Swap Guarantor or any Affiliate of the foregoing Persons and no recourse may be had against such Persons or their respective assets, except as may be expressly set forth in the Trust Agreement, the Swap Agreement or the Certificates.

      Section 12.11. Conflict With Trust Indenture Act.

            (a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Agreement by any of the provisions of the TIA, such required provision shall control.

            (b) The provisions of the TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Agreement) are a part of and govern this Agreement, whether or not physically contained herein.

            (c) Except as expressly provided in this Agreement, all provisions specifically referencing the TIA shall be inapplicable until such time as this Agreement is qualified under the TIA.

      IN WITNESS WHEREOF, the Depositor and the Trustee have caused this instrument to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                             COMCERTZ ABS CORPORATION

                             By:______________________________
                                Name:
                                Title:


                             U.S. BANK TRUST NATIONAL ASSOCIATION,
                             as Trustee on behalf of the Trust identified in
                             Schedule I to the Trust Agreement dated today's date, and not in its individual capacity

                             By:______________________________
                                Name:
                                Title:

                                    EXHIBIT A

                                 TRUST AGREEMENT

      TRUST AGREEMENT made as of the date set forth in Schedule I attached hereto, which Schedule together with Schedules II and III attached hereto, are made a part hereof and are hereinafter referred to collectively as the "Terms Schedule." The terms of the Standard Terms for Trust Agreements, dated [__], 200[__] (the "Standard Terms"), executed by U.S. Bank Trust National Association, as trustee (the "Trustee"), and COMCERTZ ABS CORPORATION (the "Depositor") are, except to the extent otherwise expressly stated, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used herein and not defined shall have the meanings defined in the Standard Terms. References to "herein", "hereunder", "this Trust Agreement" and the like shall include the Terms Schedule attached hereto and the Standard Terms so incorporated by reference.

      WHEREAS, the Depositor and the Trustee desire to establish the Trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Underlying Securities, (ii) entering into any Swap Agreement with the Swap Counterparty and (iii) issuing the Certificates;

      WHEREAS, the Depositor desires that the respective beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Certificates;

      WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

      WHEREAS, the Depositor shall transfer, convey and assign to the Trust without recourse, and the Trust shall acquire, all of the Depositor's right, title and interest in and under the Underlying Securities and other property identified in Schedule II to the Trust Agreement (the "Trust Property"); and

      WHEREAS, the Trust agrees to acquire the Trust Property specified herein in consideration for Certificates having an initial Certificate Principal Balance identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

      NOW THEREFORE, the Depositor hereby appoints the Trustee as trustee hereunder and hereby requests the Trustee to receive the Underlying Securities from the Depositor and to issue in accordance with the instructions of the Depositor Certificates having an initial Certificate Principal Balance identified in Schedule I attached hereto, and the Trustee accepts such appointment and, for itself and its successors and assigns, hereby declares that it shall hold all the estate, right, title and interest in any property contributed to the trust account established hereunder (except property to be applied to the payment or reimbursement of or by the Trustee for any fees or expenses which under the terms hereof is to be so applied) in trust for the benefit of all present and future Holders of the fractional shares of beneficial interest issued hereunder, namely, the Holders, and subject to the terms and provisions hereof and of the Standard Terms.

      IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth in the Terms Schedule attached hereto.

                             U.S. BANK TRUST NATIONAL ASSOCIATION
                             as Trustee on behalf of the Trust identified in
                             Schedule I hereto, and not in its individual capacity

                             By:____________________________
                                Name:
                                Title:


                             COMCERTZ ABS CORPORATION

                             By:____________________________
                                Name:
                                Title:

       Attachments: Terms Schedule (consisting of Schedules I, II and III)

                                   Schedule I

                        (Terms of Trust and Certificates)

Trust:                              Comcertz ABS  Trust Series 200[__]-[__]

Date of Trust Agreement:

Trustee:

Initial Certificate Principal

Balance:

Issue Price:

Cut-off Date:

Original Issue Date:

Specified Currency:

Business Day:

Initial Pass-Through Rate:

Pass-Through Rate:                  [If Fixed Rate Certificates, specify the
                                    applicable fixed rate]

                                    [If Floating Rate Certificates, specify
                                    the applicable Base Rate, Spread and
                                    Spread Multiplier]

Interest Reset Period:

Rating:

Rating Agencies:

Scheduled Final Distribution Date:

[Swap Agreement:]                   [The ISDA Agreement referred to in
                                    Schedule III]

[Swap Counterparty:]                [Party A to the Swap Agreement referred to
                                    in Schedule III]

[Swap Guarantee:]                   [Any guarantee of Swap Counterparty's
                                    obligations under the Swap Agreement
                                    specified in Schedule III]

[Swap Guarantor:]                   [The obligor under the Swap Guarantee]

[Swap Notional Amount:]             [The Notional Amount specified in Schedule
                                    III]

[Swap Payment Date:]                [Each Payment Date specified in Schedule III
                                    for Party A]

[Swap Rate:]

[Reference Security:]               [specify the Reference Security for a credit
                                    default swap]

[Credit Events:]                    [specify the Credit Events applicable for a
                                    credit default swap]

Distribution Date:

Record Date:

Form:                               [Global/Definitive Registered]

Minimum Denomination:

Depositary:

Alternative Non-Plan ERISA          [Apply]  [Do Not Apply]

Restrictions:

Alternative ERISA Plan Assets       [Apply]  [Do Not Apply]

Representations:

QIB Restriction:                    [Applicable]  [Not Applicable]

Additional Trust Wind-Up Event:

Exchangeable Series Terms:

Terms of Retained Interest:

Call Option Terms:

Required Percentage:

[Certificate Events of Default]:    [missed interest/principal on the Underlying
                                    Securities][other]

Underlying Security Default:        [If different from Trust Agreement, specify.
                                    Subject to confirmation from rating
                                    agencies, failure to pay may be modified if a Credit Support exists and the occurrence of a waiver, deferral, restructuring, rescheduling, exchange or other adjustment with respect to the Underlying Security such that the Swap Counterparty reasonably determines that the economic terms of the Underlying Security are materially different or the Underlying Security represents materially greater credit or other risks may be an Underlying Security Default.]

Optional Exchange Terms:

Trigger Amount:                     [ $50,000 ]

Maximum Reimbursable Amount:        [ o ]

[Maximum Number of Obligors:]       [If the total number of obligors in respect
                                    of Permitted Investments, Underlying
                                    Securities, Swap Agreements, Credit Support and other Deposited Assets will exceed ten, specify the number.]

                                   Schedule II

                            (Terms of Trust Property)

Other Terms:

Underlying Securities

Underlying Securities........    [A [ o ]%] [floating rate] [publicly traded
                                 debt security due [ o ] [A pool of publicly issued [debt securities of various issuers]
                                 [United States treasury securities] debt securities of various United States government sponsored entities] [debt securities of various foreign government issuers], exclusive of the Retained Interest [in/having] an aggregate principal amount of [$][ o ].


Underlying Security Issuer ..    [Specify issuer] [Pool of various domestic
                                 corporations, limited liability companies, banking organizations and insurance companies.]
                                 [Asset-backed securities.] [A [ o ]%]-[floating rate] [United States treasury securities] [debt securities of various United States government sponsored entities] [Pool of various foreign private issuers.], exclusive of the Retained
                                 Interest] [in/having] an aggregate principal amount of [$][ o ].

[Foreign Government Guarantor]

                                 [Specify guarantor, if any.]

[GSE Issuer].................    [Specify issuer] [Pool of various U.S.
                                 government sponsored entity issuers].

[Concentrated Underlying         [[ o ]% of the total Underlying Securities.]
Securities]..................    [Describe material covenants in relation to any
                                 Underlying Securities (including a Foreign
                                 Government Security) that represents ten percent or more of the total Underlying
                                 Securities with respect to any series of certificates]

Underlying Securities Original   [ o ].
Issue Date...................

Underlying Securities Final      [ o ].
Payment Date.................

Amortization.................    [Describe amortization schedule, if any].

Denominations; Underlying
Securities Currency..........    The Underlying Securities are denominated and
                                 payable in [U.S. dollars] [ o ] and are
                                 available in minimum denominations of [$][ o ] and [multiples thereof] [multiples of [$]
                                 [ o ]].

Underlying Securities Payment    [ o ], commencing [ o ].
Dates........................

Underlying Securities Rate...    [ % per annum.] [A [Weighted Average] rate per
                                 annum equal to [specify interest rate formula for debt security].]

Underlying Securities Interest
Accrual Periods..............    [Monthly] [Quarterly] [Semi-annually].

Priority.....................    [Describe senior or subordinated status of any
                                 of Underlying Securities].

Security.....................    [Describe existence of any security for
                                 obligations or state that Underlying Securities are unsecured].

Redemption/Put/Other Features    [Describe existence of any redemption,
                                 put or other material features applicable to the Underlying Securities].

Form of Security.............    Book-entry debt securities with DTC [listed on
                                 the [New York] [American] Stock Exchange
                                 [specify other listing]].

[Underlying Securities           [ o ]. The Underlying Securities have been
Trustee] ....................    issued pursuant to an indenture between

                                 _______________ and the issuer of the
                                 Underlying Securities].

[Fiscal and Paying Agent]....    [ o ] [The Underlying Securities have been
                                 issued pursuant to a fiscal and paying agency agreement, between _______________ and the issuer of the Underlying Securities] [specify other agreement].

Ratings......................    [ o ] by [ o ] [and [ o ] by [ o ]].

Credit Support

[Credit Support].............    [Description of any combination of insurance
                                 policies, letters of credit, financial
                                 guaranty, surety bond, credit swap, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Trust Property.]

[Credit Support Provider]....    [Description of the bank, financial guarantor,
                                 surety company or other financial institution issuing a letter of credit, financial guaranty, surety bond, credit swap or other instrument that serves as Credit Support.]

                                  Schedule III

                                  (Swap Terms)

                                    EXHIBIT B

                         FORM OF REGISTERED CERTIFICATE

                         COMCERTZ ABS TRUST CERTIFICATES

                                SERIES 200[ ]-[ ]

      THIS CERTIFICATE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS CERTIFICATE MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS PROVIDED IN THE TRUST AGREEMENT FOR THE TRUST TO WHICH THIS CERTIFICATE RELATES.

      THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      UNLESS THE TERMS SCHEDULE TO THE TRUST AGREEMENT PROVIDES THAT THE ALTERNATIVE NON-PLAN ERISA RESTRICTIONS OR ALTERNATIVE ERISA PLAN ASSETS REPRESENTATIONS APPLY, EACH PURCHASER OR TRANSFEREE OF THIS CERTIFICATE OR ANY INTEREST HEREIN REPRESENTS, WARRANTS AND AGREES THAT IT IS NOT A PERSON WHO IS OR WHILE CERTIFICATES ARE HELD WILL BE AN EMPLOYEE BENEFIT PLAN, DOMESTIC OR FOREIGN, WHETHER OR NOT SUBJECT TO ERISA, OR PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE CODE, OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS, OR A TRUSTEE OF ANY SUCH PLAN, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE (OR ARE DEEMED FOR PURPOSES OF ERISA OR SECTION 4975 OF THE CODE, OR OTHER APPLICABLE LAW, TO INCLUDE) THE ASSETS OF ANY SUCH PLAN (EACH OF THE FOREGOING A "BENEFIT PLAN"), UNLESS THE BENEFIT PLAN IS NOT SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF PART 4, SUBTITLE B, TITLE I OF ERISA, DESCRIBED IN
SECTION 4975(E)(1) OF THE CODE OR SUBJECT TO SUBSTANTIALLY SIMILAR LEGAL REQUIREMENTS (AN "ERISA BENEFIT PLAN"). AS USED HEREIN, THE TERM "CODE" MEANS THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND "ERISA" MEANS THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, IN EACH CASE INCLUDING ANY SUCCESSOR OR AMENDATORY STATUTES.

      IF THE TERMS SCHEDULE TO THE TRUST AGREEMENT PROVIDES THAT ALTERNATIVE ERISA PLAN ASSETS REPRESENTATIONS AND AGREEMENTS APPLY, EACH PURCHASER OR TRANSFEREE OF THIS CERTIFICATE OR ANY INTEREST HEREIN REPRESENTS, WARRANTS AND AGREES THAT EITHER (A) THE PURCHASER IS NOT A PERSON WHO IS OR WHILE CERTIFICATES ARE HELD WILL BE AN ERISA BENEFIT PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH ERISA BENEFIT PLAN, OR A GOVERNMENTAL PLAN OR OTHER BENEFIT PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR FOREIGN LAW THAT IS

SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR AN ENTITY ANY OF WHOSE ASSETS ARE DEEMED FOR PURPOSES OF SUCH SIMILAR LAW TO BE BENEFIT PLAN ASSETS) OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF A CERTIFICATE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER
SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, OR OTHER BENEFIT PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE.

      THE DEPOSITOR MAY VARY THE FOREGOING IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

      UNLESS THE ALTERNATIVE NON-PLAN ERISA RESTRICTIONS OR ALTERNATIVE ERISA PLAN ASSETS REPRESENTATIONS APPLY, THE PURCHASER AND EACH OTHER PERSON WHO ACQUIRES A CERTIFICATE, AND EACH FIDUCIARY WHICH CAUSES A PERSON TO ACQUIRE A CERTIFICATE, IN SUCH FIDUCIARY'S INDIVIDUAL CAPACITY, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE SWAP COUNTERPARTY, THE TRUSTEE AND THEIR AFFILIATES FROM ANY COST, DAMAGE, LOSS OR EXPENSE INCURRED BY THEM AS A RESULT OF SUCH PERSON BEING OR BEING DEEMED TO BE AN ERISA BENEFIT PLAN.

      IF THE TERMS SCHEDULE TO THE TRUST AGREEMENT PROVIDES THAT THE ALTERNATIVE NON-PLAN ERISA RESTRICTIONS APPLY, EACH PROSPECTIVE TRANSFEREE OF THE CERTIFICATES PURCHASED PURSUANT TO THIS PURCHASE AGREEMENT SHALL BE REQUIRED TO CERTIFY WHETHER OR NOT IT IS A BENEFIT PLAN OR AN ERISA BENEFIT PLAN.

      EACH PURCHASER OR OTHER TRANSFEREE OF THIS CERTIFICATE OR ANY INTEREST HEREIN (EACH, A "PURCHASER") OF THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, IS DEEMED TO REPRESENT AND WARRANT FOR THE BENEFIT OF THE TRUSTEE AND THE DEPOSITOR OF THE TRUST, AND EACH UNDERWRITER AS DEFINED IN THE TRUST AGREEMENT, REFERRED TO BELOW THAT SUCH PURCHASER IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT

      REGISTERED INITIAL AMOUNT: $__________ No. ______AGGREGATE INITIAL CUSIP No. ___________AMOUNT OF ALL CERTIFICATES: $_________ FRACTIONAL SHARE: ___%

                         COMCERTZ ABS TRUST CERTIFICATES

                                SERIES 200[ ]-[ ]

      This certifies that __________________________________________________ is the registered owner of an undivided fractional interest in the Trust Property referred to below. The amount due on this Certificate on any Distribution Date is determined by multiplying the Fractional Share hereby represented by the amount of Distribution, reduced by prior payments of the fees and expenses of and any other applicable amounts payable to the Trustee and Depositor out of Available Funds, on such Distribution Date.

      The Trust Property will be held in trust by the Trustee identified in
Schedule I hereto (the "Trust"). The Trust has been created pursuant to a Trust Agreement (the "Trust Agreement"), executed as of the date set forth in Schedule I hereto between U.S. Bank Trust National Association, as Trustee of the Trust (the "Trustee"), and Comcertz ABS Corporation

      To the extent not defined herein, all capitalized terms shall have the meanings assigned to such terms in the Trust Agreement and the Terms Schedule attached thereto. This Certificate is one of the Certificates described in the Trust Agreement and is issued under and subject to the terms, provisions and conditions of the Trust Agreement. Certain of those terms are set forth in
Schedule I hereto. By acceptance of this Certificate, the Holder assents to and becomes bound by the Trust Agreement.

      The Trust Property consists of the Underlying Securities, the Swap Agreement and any Permitted Investments. Pursuant to the Trust Agreement, the Trust has granted a first priority security interest in such Trust Property to the Swap Counterparty to secure the payment of any amounts owed by the Trust to the Swap Counterparty pursuant to the Swap Agreement.

      Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions and any grace period or cure period applicable to the Trust Property) and to the prior obligation of the Trust to pay (i) all amounts due to the Swap Counterparty pursuant to the Swap Agreement and (ii) all unpaid Extraordinary Trust Expenses, and until the obligations created by the Trust Agreement shall have terminated in accordance therewith, there will be distributed on each Distribution Date specified in Schedule I hereto, to the Person in whose name this Certificate is registered at the close of business on the second Business Day immediately preceding such Distribution Date (the "Record Date"), such Holder's fractional undivided interest in the amounts to be distributed to Holders pursuant to the Trust Agreement on such Distribution Date. The amount to be distributed on the Scheduled Final Distribution Date will include the full repayment of principal; provided, however, that if the applicable Underlying Securities are not redeemed on the Scheduled Final Distribution Date, a Holder will be entitled to receive an in kind distribution of the Notes.

      Distributions on this Certificate (so long as the original principal amount hereof is not less than $10,000,000) will be made by wire transfer in accordance with a written notice to the Trustee providing appropriate wire transfer instructions given no later than 15 calendar days prior to the applicable Distribution Date. If no such notice has been given, distributions will be made by the Trustee by check mailed to the Holder of record at its address as it appears in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, by wire transfer of immediately available funds. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

      This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Trust Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, located at [ o ], the Trustee's offices at [ o ], and at such other places, if any, designated by the Trustee, by any Holder upon request.

      Reference is hereby made to the further terms of this Certificate set forth on the reverse hereof, which further terms shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                    COMCERTZ ABS TRUST NO. ___

                    By:  U.S. Bank Trust National Association, as Trustee

                    By:____________________________________
                         Authorized Signatory***

DATED:

SEAL

Trustee's Certificate of Authentication:

      This is one of the Certificates referred to in the within-mentioned Agreement.

                    U.S. Bank Trust National Association, as Trustee

                    By:____________________________
                       Authorized Signatory

Attachment:  Schedule I

      Schedule I, not repeated here, shall be identical to the Schedule I attached to the Trust Agreement, a form of which is Exhibit A to the Standard Terms.

                             REVERSE OF CERTIFICATE

                         COMCERTZ ABS TRUST CERTIFICATES

                                SERIES 200[ ]-[ ]

      The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of or notice to the Holders of any of the Certificates.

      As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer and a Underwriting Agreement in form and substance satisfactory to the Trustee duly completed and executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

      As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates representing different numbers of Certificates which evidence the same aggregate interest in the Trust, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

      The Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

      The obligations and responsibilities created by the Trust Agreement and the Trust created thereby will terminate upon the payment to Holders of all amounts required to be paid to them pursuant to the Trust Agreement.

      Notwithstanding anything contained in the Trust Agreement to the contrary the Trust Agreement has been accepted by U.S. Bank Trust National Association, not in its individual capacity but solely as Trustee and in no event shall U.S. Bank Trust National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Depositor thereunder or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Depositor, and under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Trust. The Certificates do not represent interests in or obligations of the Trustee and the Trustee shall not be responsible or accountable for any tax, accounting or other treatment proposed to be applied to the Certificates or any interest therein except as expressly provided in the Trust Agreement.

                                   ASSIGNMENT

      FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

--------------------------------------------------------------------------------

(Please print or typewrite name and address, including postal zip code, of assignee)

--------------------------------------------------------------------------------

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------

Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

_______________________________ */
Signature Guaranteed:

_______________________________ */

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

                            OPTION TO ELECT EXCHANGE

      The undersigned hereby irrevocably requests and instructs the Trustee to effect exchange of this Certificate for the Trust Property in which this Certificate evidences a beneficial interest (or portion thereof specified below) pursuant to its terms and in accordance with the Term Schedule and Section 5.12 of the Trust Agreement, to be delivered to the undersigned, at:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address of the undersigned.)

      If less than the entire Certificate Principal Balance of this Certificate is to be redeemed, specify the portion thereof which the Holder elects to have exchanged: ___________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Certificates to be issued to the Holder for the portion of the within Certificates not being exchanged (in the absence of any such specification, one such Certificate will be issued for the portion not being redeemed):

Dated: __________________